Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated September 11, 2025

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

RidePair Inc.

UP TO 55,000 SHARES OF SERIES B 10% CONVERTIBLE PREFERRED STOCK (INCLUDING UP TO 5,000 INCENTIVE SHARES)

UP TO 5,500 SHARES OF SERIES B 10% CONVERTIBLE PREFERRED STOCK (FOR PIK DIVIDENDS)

UP TO 24,200,000 SHARES OF COMMON STOCK (FOR CONVERSION OF SHARES AND PIK DIVIDENDS)

$1,000.00 PER SHARE FOR EACH SHARE OF SERIES B 10% CONVERTIBLE PREFERRED STOCK

This is a public offering of securities of RidePair Inc., a Delaware corporation (the “Company”). We are offering up to 50,000 shares of our Series B 10% Convertible Preferred Stock, par value $0.0001 (the “Series B Preferred Stock”), at an offering price of $1,000 per share (the “Offered Shares”) to investors (“Investors”). In addition, any Investor that invests at least $100,000 in the offering (the “Incentive Threshold”), will receive incentive shares of Series B Preferred Stock (the “Incentive Shares”) equal to their aggregate subscription amount multiplied by ten percent (10%). Accordingly, we may issue up to 5,000 Incentive Shares, assuming all Investors meet the Incentive Threshold for up to 55,000 shares of Series B Preferred Stock to be sold to Investors. Each share of Series B Preferred Stock is initially convertible into such number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) equal to the stated value of a share of Series B Preferred Stock ($1,000) divided by $2.50. Each share of Series B Preferred Stock will pay a 10% annual dividend (“Dividends”). Dividends for the period commencing on each applicable closing date through July 15, 2026, will be paid in shares of Series B Preferred Stock (“PIK Dividends”). Any PIK Dividends resulting in fractional shares will be settled in cash. Assuming the full subscription of this offering to Investors and that all Investors reach the Incentive Threshold, approximately 5,500 shares of Series B Preferred Stock will be issued as PIK Dividends through July 15, 2026, assuming only one closing occurs on July 15, 2025.

We are conducting this offering on a best efforts basis which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Offered Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and may use such proceeds in accordance with the Use of Proceeds.

This offering statement also relates to the issuance of up to 24,200,000 shares of Common Stock, issuable upon conversion of the: (i) 50,000 Offered Shares (convertible into 20,000,000 shares of Common Stock): (ii) 5,000 Incentive Shares (assuming all Investors meet the Incentive Threshold) (convertible into 2,000,000 shares of Common Stock) and (iii) 5,500 PIK Dividend shares (convertible into 2,200,000 shares of Common Stock).

This offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares (including any applicable Incentive Shares) have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion. The minimum purchase requirement per Investor is one (1) Offered Share ($1,000).

Our offices are located at 2617 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405, Phone: 818-770-5933, Email: investor@ridepair.io. We maintain a website at http://www.ridepair.io. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

These securities are speculative securities. Investment in the Company’s capital stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section beginning on page 5 of this Offering Circular.

No Escrow to Close

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. Except for depositing 10% of the proceeds from this offering into an escrow account as a contingency to make the payments for cash Dividends. All other proceeds received by the Company from subscribers for this offering will be available for use by the Company upon acceptance of subscriptions for the securities by the Company.

The sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F). Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and may use such proceeds in accordance with the Use of Proceeds.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semi-annual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Investing in our Series B Preferred Stock and Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Preferred Stock and Common Stock.

	Price to Public	Proceeds to Issuer
Public Offering Price per Offered Share (50,000 shares) (1)(2)	$1,000	$50,000,000
Incentive Shares to Investors meeting the Incentive Threshold (5,000 shares) (1)(2)	$–	$–
Common Stock Issuable upon Conversion of Offered Shares (21,000,000 shares) (3)	$–	$–
Shares of Series B Preferred Stock Issued as PIK Dividends (5,250 shares) (3)	$–	$–
Common Stock Issuable upon Conversion of PIK Dividend shares (2,100,000 shares) (3)	$–	$–
Underwriting Discounts and Commissions (4)	$–	$–
Proceeds to Company (5)	$1,000	$50,000,000

(1) We are offering shares on a continuous basis. We are offering up to 50,000 shares of Series B Preferred Stock, plus up to 5,000 additional shares of Series B Preferred Stock as Incentive Shares for Investors purchasing at least $100,000 in this offering. An investor receiving Incentive Shares will effectively receive a discount to the price per Offered Share. The price per share to the public does not include the effective discount that would result from the issuance of any Incentive Shares, as applicable, See “Plan of Distribution” for further details.

(2) This is a “best-efforts” offering. We will place 10% of the gross proceeds received from this offering into an escrow account, as a contingency to make the payments to the holders of the Series B Preferred Stock for any cash Dividends (Dividends are required to be paid in cash beginning on July 15, 2026). Except for such escrowed proceeds to pay cash Dividends, all other proceeds shall immediately be deposited into the bank account of the Company and the Company may use such proceeds in accordance with the Use of Proceeds.

(3) No additional consideration will be paid in connection with the issuance of shares of Common Stock issued upon conversion of the Offered Shares, Incentive Shares, or PIK Dividend shares.

(4) We are offering these securities without an underwriter.

(5) Excludes estimated total offering expenses and the escrowed funds described in Footnote 2 above.

Our Board of Directors used its business judgment in setting a value of $1,000 per share of Series B Preferred Stock as consideration for the capital stock to be issued under the offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

NON-ACCREDITED INVESTOR LIMITATIONS

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is September 11, 2025.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “RidePair,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of RidePair Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things, may include statements about our:

•	business strategy;

•	our ability to successfully compete in highly competitive markets;

•	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, ability to generate or maintain positive cashflow and other results of operations;

•	our expectations regarding future operating performance, including but not limited to our expectations regarding future Trips, Revenue share, and Gross Margin;

•	our expectations regarding our competitors’ use of incentives and promotions, our competitors’ ability to raise capital, and the effects of such incentives and promotions on our growth and results of operations;

•	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;

•	our anticipated capital expenditures and our estimates regarding our capital requirements;

•	our ability to close and integrate acquisitions into our operations;

•	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

•	the size of our addressable markets, market share, category positions, and market trends, including our ability to grow our business in the countries we have identified as expansion markets;

•	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;

•	our ability to effectively manage our growth and maintain and improve our corporate culture;

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•	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;

•	our ability to maintain, protect, and enhance our intellectual property rights;

•	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;

•	our ability to successfully renew licenses to operate our business in certain jurisdictions;

•	our ability to successfully respond to global economic conditions, including rising inflation and interest rates;

•	the availability of capital to grow our business;

•	our ability to meet the requirements of our existing debt;

•	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;

•	our ability to comply with existing, modified, or new laws and regulations applying to our business; and

•	our ability to implement, maintain, and improve our internal control over financial reporting.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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MARKET AND INDUSTRY DATA

This Offering Circular contains estimates, projections and other information concerning our industry, our business and the markets for our for ride sharing, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this Offering Circular from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

RidePair Inc. (“the Company”, “RidePair”, “we” and “us”) was incorporated under the laws of the State of Delaware on November 20, 2018 under the name of Bit Forge L.A. Inc. On August 20, 2020, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and changed the name of the corporation to RidePair Inc.

RidePair is a software company that has developed an app for coordinating, enabling and verifying ride sharing. This is not ride sharing such as Uber where the driver is essentially offering a taxi service, but true ride sharing in which everyone in the car is sharing the ride to go to a similar place – e.g. co-commuting to work with colleagues. Unlike taxi-like services which increase the number of cars on the road, true ride sharing has been shown to be one of the most effective means of reducing cars on the roads and thus reducing traffic, emissions and even reducing roadway maintenance. The issue has been verifying the ride sharing or co-commuting is actually occurring, which issue we believe will be solved by the Ridepair app.

Ridepair’s office is located at 2617 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405, Phone: 818-770-5933, Email: investor@ridepair.io. We maintain a website at http://www.ridepair.io. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future, except for the Dividends payable on the Series B Preferred Stock issued in this offering, to the extent legally permissible. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future, except as required by the Dividends / return of capital on the Series B Preferred Stock. Any other payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Series B Preferred Stock Dividend Policy

The Series B Preferred Stock will earn dividends at the rate of 10% per annum from issuance. For the periods commencing on each closing of this offering through July 15, 2026, Dividends will be paid through the issuance of additional shares of Series B Preferred Stock (which we refer to as PIK Dividends) with any fractional share resulting therefrom, being paid in cash. Thereafter, from July 16, 2026 through July 15, 2030, all Dividends, to the extent legally permissible, will be paid in cash on January 15th, April 15th, July 15th and October 15th of each year. Such cash Dividends may be paid as a return of capital from the escrowed funds from this offering (See “Escrowed Funds” below) and then through the Company’s profits, to the extent legally permissible under Delaware law.

Escrowed Funds

The Company will deposit 10% of the proceeds from this Offering into an escrow account of the Company’s choosing, as a contingency to make the cash Dividend payments (whether for cash payments for fractional shares for PIK Dividends or for required cash Dividends occurring after July 15, 2026 – See “Series B Preferred Stock Dividend Policy” above). The Company anticipates that it will have sufficient operating profits to make future cash Dividends, as required, but there can be no assurances that such operating profits are realized. In the event the Company does not have sufficient profits, it will use the escrowed funds as a return on capital as opposed to a dividend and the Series B Preferred Stock holders will be informed through the dividend statements accompanying the cash Dividends and with their tax statements that they are not receiving net profits, and that they should not assume that the source of these distributions are net profits. If Dividends are paid from operating profits, then the Company will move the escrowed capital to its operating account and use the capital for general working capital.

Trading Market

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

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THE OFFERING

Issuer:	RidePair Inc.

Securities offered:	A maximum of (i) 50,000 shares of our Series B 10% Convertible Preferred Stock, par value $0.0001 (“Series B Preferred Stock”) at an offering price of $1,000 per share (the “Offered Shares”), (ii) plus up to 5,000 incentive shares of Series B Preferred Stock (“Incentive Shares”). For each Investor purchasing at least $100,000 of Offered Shares (the “Incentive Threshold”), such Investor will receive such number of Incentive Shares equal to ten percent (10%) of the number of Offered Shares purchased (See “Plan of Distribution.”).

Conversion into Common Stock:	Each share of Series B Preferred Stock, having a stated value of $1,000 per share, will initially convert into such number of shares of Common Stock as determined by dividing the stated value by $2.50 per share, subject to adjustment as set forth in the Certificate of Designation of Series B Preferred Stock.

Number of shares of Series B Preferred Stock outstanding before the offering:	None.

Number of shares of Series B Preferred Stock to be outstanding after the offering:	55,000 shares, if the maximum amount of Offered Shares are sold and assuming all Investors meet the Incentive Threshold. Such number of shares does not include any PIK Dividend shares.

Number of shares of Common Stock outstanding before the offering:	6,814,525 shares outstanding as of July 15, 2025.

Number of shares of Series A Preferred Stock outstanding before the offering:	3,000,000 shares outstanding as of July 15, 2025.

Number of shares of Common Stock outstanding after conversion of all shares of Series A Preferred Stock:	36,814,525

Number of shares of Common Stock outstanding after conversion of all shares of Series A and Series B Preferred Stock:	58,814,525 shares (assuming the issuance of 55,000 shares of Series B Preferred Stock, which such amount includes (i) 50,000 Offered Shares and (ii) 5,000 Incentive Shares, assuming all investors meet the Incentive Threshold for all Offered Shares). Such amount excludes any PIK Dividend shares.

Number of shares of Common Stock outstanding after conversion of all shares of Series A and Series B Preferred Stock inclusive of Series B Preferred Stock issued for dividends:	61,014,525 shares (assuming the issuance of 55,000 shares of Series B Preferred Stock, which such amount includes (i) 50,000 Offered Shares and (ii) 5,000 Incentive Shares, assuming all Investors meet the Incentive Threshold for all Offered Shares, and further assuming a closing of the full subscription occurred on July 15, 2025). Such amount assumes the issuance of the maximum number of PIK Dividend shares (5,500 PIK Dividend shares).

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Price per share / Stated Value:	$1,000

Maximum offering amount:	50,000 shares at $1,000 per share, or $50,000,000, excluding any applicable Incentive Shares or PIK Dividend shares (See “Plan of Distribution.”).

Dividend Payments:	See Description of Securities – Series B Preferred Stock below.

Trading Market:	As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Use of proceeds:	If we sell all of the Series B Preferred Stock being offered, our proceeds (excluding our estimated offering expenses and any escrowed funds to be used to return capital for the cash Dividends) will be $50,000,000. We will use the majority of the net proceeds for product advertising and marketing, software development, escrow for dividend payments, deferred compensation and working capital and other general corporate purposes. Please see “Use of Proceeds” for further information.

Risk factors:

Investing in our Series B Preferred Stock involves a high degree of risk, including:

The Company is not yet profitable and may never be.

There will be immediate and substantial dilution to investors.

There is no market to sell the securities being purchased.

Our business is a competitive industry with competitors having greater financial resources.

We have a limited operating history.

There is substantial doubt about our ability to continue as a going concern.

See “Risk Factors” for a more complete discussion of the risks related to this offering and our business and financial condition.

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RISK FACTORS

An investment in our Series B 10% Convertible Preferred Stock and Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to this Offering and Our Preferred and Common Stock

There is no existing market for our Preferred or Common Stock and we cannot predict whether one will develop to provide you with adequate liquidity to sell our Preferred or Common Stock at prices equal to or greater than the price you paid in this offering.

Prior to this offering, there has not been a public market for our Preferred or Common Stock and we have not applied to list or quote our securities on any market, exchange or interdealer quotation system. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market on the stock exchange on which we list our Common Stock or otherwise or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. The initial public offering price for the common stock will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid in this offering, or at all.

If our Securities becomes quoted, the market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Series B Preferred Stock will be set by us based on a number of factors and may not be indicative of prices that would prevail on any national securities exchange or the OTC Markets if a market developed. If a market did develop, the value of our Common Stock could decline.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price if a market did develop, include:

•	our operating and financial performance;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	our failure to meet revenue, reserves or earnings estimates by research analysts or other investors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

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•	the failure of research analysts to cover our common stock;

•	sales of our common stock by us, the selling stockholder or other stockholders, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	general market conditions, including fluctuations in commodity prices;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks describes under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the value of our Common Stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

We do not expect to declare or pay dividends on our Common Stock in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future with the exception of the Dividends associated with our Series B Preferred Stock, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom are independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are independent. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of generally accepted in the United States of America (“GAAP”) and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in GAAP typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

As described in the Use of Proceeds Section of this Offering Circular, we intend to use portions of the proceeds of this Offering to (i) pay accrued but unpaid salary owed to Deborah Kenney of $700,000, (ii) pay outstanding payables of up to $700,000, owed to vendors for products / services incurred in the ordinary course of business and (iii) $25,000 in outstanding unpaid salaries to other executive officers. Notwithstanding our payments to Deborah Kenney from the proceeds of this offering, after such payment of $700,000 (assuming we sell at least 50% of the Offered Shares) we will still owe Ms. Kenney an additional $152,800 in unpaid salary as of July 15, 2025. Additionally, a large portion of our net proceeds will be used for marketing and advertising. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Preferred and Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may issue additional series of Preferred Stock whose terms could adversely affect the voting power or value of our Common Stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

By purchasing shares in this offering, an investor agrees to waive certain inspection rights set forth in Section 220 of the General Corporation Law of Delaware, which limits such investor’s ability to obtain certain corporate information from us.

Section 220 of the General Corporation Law of Delaware allows a stockholder of a company to inspect for any proper purpose, a company’s stock ledger, list of stockholders, and other books and records and the books and records of a company’s subsidiary in certain circumstances. By purchasing shares in this offering, investors agree to waive the inspection rights set forth in Section 220 of the General Corporation Law of Delaware. Despite our obligation to publicly file certain reports under Regulation A, such waiver will limit an investor’s ability to obtain information from us for certain proper purposes under the General Corporation Law of Delaware, which may prevent or delay an investor from evaluating our business or such investor’s investment in our securities.

9

Because our Series A Preferred Stockholders currently and for the foreseeable future will continue to control RidePair, it is not likely that you will be able to elect directors or have any say in the policies of the Company

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by either a plurality or majority vote. The holders of the Company’s Series A Preferred Stock beneficially own, on an as converted basis, approximately 90% of the voting power eligible to vote on matters. Due to such significant ownership position, new investors may not be able to effect a change in our business or management. Our President and CEO, Deborah Kenney, owns 1,500,000 shares of Series A Preferred Stock convertible into 15,000,000 shares of Common Stock.

Risks Relating to Our Financial Condition

We have incurred significant losses and anticipate future losses.

As of March 31, 2025, we had an accumulated deficit of $5,894,293 and a stockholders’ deficit of approximately $2,694,148. Future losses are likely to occur until, we are able to generate revenue from our business plan and the RidePair app. As a result of these, among other factors, we have included a footnote within the financial statements for the years ended September 30, 2024 and 2023 and the six months ending March 31, 2025, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Please see NOTE 2 – GOING CONCERN on our September 30, 2024 year-end financial statements for further information.

We owe significant accrued salary to our Chief Executive Officer, which may impact her continued service and create financial and reputational risks to the Company.

As of July 15, 2025, our Chief Executive Officer, Deborah Kenney, is owed an aggregate of $852,800 in accrued but unpaid salary. We intend to use up to $700,000 of the net proceeds from this offering (provided at least 50% of the Offered Shares are sold) to partially satisfy this obligation. (See “Use of Proceeds” in this Offering Circular) Following such anticipated payment, we will continue to owe Ms. Kenney an additional $152,800 in unpaid compensation, which will not be paid with the proceeds from this offering. There is no assurance that Ms. Kenney will continue to provide services to the Company in the event that there is continued delay in payment of her full compensation. If Ms. Kenney were to resign or reduce her engagement due to this outstanding obligation, our operations, strategic direction, and ability to attract investors or key partners could be materially and adversely affected. Furthermore, our failure to pay accrued compensation may raise legal, accounting, and reputational concerns and may expose us to claims or liabilities under employment laws. We expect to attempt to satisfy the remaining balance of unpaid salary once we achieve sufficient profitability or raise additional capital. However, there can be no assurance as to when or whether we will be able to do so.

We have significant indebtedness under a related-party revolving note, and we may not have the financial resources to repay it at maturity.

As of July 15, 2025, we owe an aggregate of approximately $2,189,245 (which amounts includes accrued interest), under a Master Revolving Note (the “Revolving Note”) entered into on September 1, 2021, amended on October 1, 2024, and amended and restated on August 6, 2025. The Revolving Note is owed to Ridepair Programming LLC, an entity controlled by Peter D’Arruda, our Chief Marketing Officer. Mr. D’Arruda serves as the manager of Ridepair Programming LLC and therefore has a material economic interest in the Revolving Note and voting and dispositive control with respect to any securities issued upon conversion of the Revolving Note.

Advances under the Revolving Note may not exceed $2,500,000 in principal. The Revolving Note bears interest at a rate of 10% per annum, which is payable on the maturity date of October 31, 2031. The Revolving Note is secured by 5,000,000 shares of our Common Stock. As of July 15, 2025, the Company has received advances totaling $1,864,500 under the note, and interest in the amount of $324,745 has accrued. Upon the occurrence of the earlier of the following, the Revolving Note may be converted into Common Stock of the Company at a price per share of $0.50: (i) the maturity date, (ii) upon a default under the Revolving Note that remains uncured for five (5) days and (iii) upon a change of control of the Company (as described in the Revolving Note).

We do not intend to use proceeds from this offering to repay amounts outstanding under this Revolving Note. Repayment will depend on our ability to generate sufficient future profits or obtain additional financing. There can be no assurance that we will achieve profitability or otherwise generate the cash flows necessary to repay the outstanding indebtedness at maturity. Failure to do so could result in the loss of our shares put up as collateral, and result in us still owing additional amounts on the Revolving Note.

Our existing financial resources are insufficient to meet our ongoing operating expenses.

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise debt and/or equity to meet our ongoing operating expenses for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will be able to raise the capital to fund our operations and growth.

Management has expressed concerns about our ability to continue as a going concern.

Management has expressed concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

10

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have less than ten years of corporate operational history and have yet to generate any significant revenue under our business model, it is extremely difficult to make accurate predictions and forecasts on our finances. There is no guarantee that we will properly execute our business model in the transportation/ride share sector.

As an early stage company, we have yet to achieve revenues, a profit and may not achieve a profit in the near future, if at all.

We have not yet produced revenues or a net profit and may not in the near future, if at all. While we expect our revenue to begin and grow in the near future, we have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We expect our financial results to fluctuate.

We expect our net sales and operating results to vary significantly due to a number of factors, including changes in:

•	demand for app from end-users;

•	our ability to retain and to grow our contracts with the State of California Air Resources Board;

•	our ability to reach potential users through efficient advertising and marketing;

•	general economic conditions, both domestically and in foreign markets;

•	our ability to bring advertising partners onto the platform so that we are not dependent solely on the State of California to be able to pay the users and so we can increase the amount that we pay to each user;

•	our ability to expand to other metropolitan areas with the United States and abroad; and

•	retaining key personnel.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

11

Risks Relating to Our Business and Industry

Our business requires substantial capital expenditures. We may be unable to obtain required capital or financing on satisfactory terms, which could lead to a decline in our advertising and marketing and thus a decrease in new user growth.

To launch an app to end-users requires substantial capital – primarily in marketing and advertisings. We make and expect to continue to make substantial capital expenditures to attract end-users to our platform. We also plan to continue to make expenditures to continually improve our software and develop additional features within our app. Also, our business model relies on the ability to pay the end-users for ride sharing and co-commuting. We expect to fund our 2025 and 2026 capital expenditures with cash generated by operations and from the net proceeds of this offering. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of, among other things, attracting advertisers to our app and, and regulatory, technological and competitive developments. We intend to finance our future capital expenditures primarily through cash flow from operations; however, our financing needs may require us to alter or increase our capitalization substantially through the issuance of debt or equity securities or the sale of assets. The issuance of additional indebtedness would require that a portion of our cash flow from operations be used for the payment of interest and principal on our indebtedness, thereby reducing our ability to use cash flow from operations to fund working capital, capital expenditures and acquisitions.

Our cash flow from operations and access to capital are subject to a number of variables, including:

•	our ability to roll out our app;

•	the amount of advertising and marketing that will be needed to attract end-users to our app;

•	our ability to interest advertisers and marketing companies to advertise on our app; and

•	the levels of our operating expenses.

If additional capital is needed, we may not be able to obtain debt or equity financing on terms acceptable to us, if at all. If cash flow generated by our operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to continued development of our app and advertising and marketing for new end-users, which in turn could lead to a decline in our revenues, and could adversely affect our business, financial condition and results of operations.

12

Introducing and rolling out a new software app to consumers are high-risk activities with many uncertainties that could result in a total loss of investment or otherwise adversely affect our business, financial condition or results of operations.

Our future financial condition and results of operations will depend on the success of our rollout activities including marketing and advertising, which are subject to numerous risks beyond our control, including the risk that consumers will not adapt our app, which will not result in a commercially viable business model.

Further, many factors may curtail, delay or cancel our scheduled rollout, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	delays in moving our app from Beta to a full production product;

•	shortages of or delays in keeping or obtaining qualified personnel in software programming or in product marketing;

•	delays in expanding our contract with the State of California to other counties and municipalities within the State, assuming that we can expand it at all;

•	lack of interested advertisers that want to advertise on our app;

•	limited availability of financing at acceptable terms;

•	increase in competition in which other ride share applications implement our business model of paying people to share their cars; and

•	limited availability of financing at acceptable terms.

Our initial rollout will be concentrated in Placer County California, making us vulnerable to risks associated with operating in one major geographic area.

Our initial rollout will be geographically concentrated in Placer County California. As a result of this concentration, we may be disproportionately exposed to the impact of regional factors and preferences such as driving habits of the people from this area. These preferences might not be the same as potential end users from other areas. We might adapt our system for this end user base and it might not translate to other end users as we rollout our software to the rest of California, other US municipalities and even globally.

13

We may be unable to make attractive acquisitions or successfully integrate acquired businesses, and any inability to do so may disrupt our business and hinder our ability to grow.

Although there are no currently planned acquisitions or even potential targets, in the future we may make acquisitions of businesses that complement or expand our current business. We may not be able to identify attractive acquisition opportunities. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms.

The success of any completed acquisition will depend on our ability to integrate effectively the acquired business into our existing operations. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets. Our failure to achieve consolidation savings, to integrate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on our financial condition and results of operations.

Competition in the ride share industry is intense.

Although we believe that RidePair is substantially different from other ride share companies, many of our perceived competitors possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to shift their business plans and directly compete with us by offering to pay all riders and drivers for sharing a ride. In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. We may not be able to compete successfully in the future in attracting end users to our app, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to the early stages of our business model, the unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new subscriptions or the renewal rate for existing subscriptions falls short of our expectations.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. Our recent revenue growth rates may not be sustainable and may decline in the future. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

14

If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.

Although it is not part of our current business strategy, we might in the future decide that it is prudent to evaluate acquisitions of complementary businesses, joint ventures, services and technologies. Acquisitions and investments involve numerous risks, including:

•	the potential failure to achieve the expected benefits of the combination or acquisition;

•	difficulties in and the cost of integrating operations, technologies, services and personnel;

•	diversion of financial and managerial resources from existing operations;

•	risk of entering new markets in which we have little or no experience;

•	potential write-offs of acquired assets or investments;

•	potential loss of key employees;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	the inability to maintain relationships with customers and partners of the acquired business;

•	potential unknown liabilities associated with the acquired businesses;

•	unanticipated expenses related to the acquired technology and its integration into existing technology;

•	negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;

•	delays in customer purchases due to uncertainty;

•	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and

•	challenges caused by distance, language and cultural differences.

In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed, and the value of your investment may decline.

15

We are dependent on our management team and development and operations personnel, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We only have an employment agreement with our Chief Executive Officer. As a result of this, other key management, development or operations personnel, could terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees or groups could seriously harm our business.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our operations and increasing customer base.

In the transportation industry, there is substantial and continuous competition for programmers and marketing experts with high levels of experience and operations personnel. We may not be successful in attracting and retaining qualified personnel. We expect to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. Once listed, if our future stock price performs poorly, it may adversely affect our ability to retain highly skilled employees. In addition, since we expense all stock-based compensation, we may periodically change our stock compensation practices, which may include reducing the number of employees eligible for options or reducing the size of equity awards granted per employee. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

Our officers and directors may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between our officers and directors and us. Certain of our officers and directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through the exercise of such judgment as is consistent with fiduciary duties to us.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Delaware law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

16

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

Reliance upon third parties.

The Company does not intend on maintaining a significant back-office, programming or marketing staff. Rather it will rely heavily on consultants and contractors to perform these services for the Company. Accordingly, there is no assurance that such third parties will be available when needed at affordable prices.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Series B Preferred Stock or Common Stock.

17

USE OF PROCEEDS

If we sell all of the Offered Shares, our gross proceeds will be $50,000,000. The figures below are estimates only and the actual costs may differ. The precise amounts that we will devote to each of the following items, and the timing of expenditures, will vary depending on numerous factors. As of the date of this Offering Circular, we have not sold any securities pursuant to this Offering.

To account for a varying potential use of funds from the low to high ends of this range, the following table represents management’s best estimate of the uses of gross proceeds. We provide a summary of the proceeds, excluding offering expenses at the maximum raise amount, as well as at the 25%, 50%, and 75% intervals. All amounts in this table are based on estimated amounts outstanding on July 15, 2025.

If 100% of the Offered Shares are sold:
Planned Actions	Estimated Cost to Complete
Offering related costs	$3,000,000
Product Marketing and Advertising	38,000,000
Additional Software Development Expenses	1,300,000
Convertible Preferred Stock Interest Escrow (5% of gross proceeds)	5,000,000
Payment of Payables	700,000
Payment of Accrued Compensation to the Company’s Chief Executive Officer	700,000
Outstanding Executive salaries owed	25,000
Working Capital and General Corporate Purposes	1,275,000
TOTAL	$50,000,000

If 75% of the Offered Shares are sold:
Planned Actions	Estimated Cost to Complete
Offering related costs	$2,500,000
Product Marketing and Advertising	27,250,000
Additional Software Development Expenses	1,300,000
Convertible Preferred Stock Interest Escrow (5% of gross proceeds)	3,750,000
Payment of Payables	700,000
Payment of Accrued Compensation to the Company’s Chief Executive Officer	700,000
Outstanding Executive salaries owed	25,000
Working Capital and General Corporate Purposes	1,275,000
TOTAL	$37,500,000

If 50% of the Offered Shares are sold:
Planned Actions	Estimated Cost to Complete
Offering related costs	$2,000,000
Product Marketing and Advertising	16,500,000
Additional Software Development Expenses	1,300,000
Convertible Preferred Stock Interest Escrow (5% of gross proceeds)	2,500,000
Payment of Payables	700,000
Payment of Accrued Compensation to the Company’s Chief Executive Officer	700,000
Outstanding Executive salaries owed	25,000
Working Capital and General Corporate Purposes	1,275,000
TOTAL	$25,000,000

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If 25% of the Offered Shares are sold:
Planned Actions	Estimated Cost to Complete
Offering related costs	$1,000,000
Product Marketing and Advertising	7,900,000
Additional Software Development	1,000,000
Convertible Preferred Stock Interest Escrow (5% of gross proceeds)	1,250,000
Payment of Payables	350,000
Payment of Accrued Compensation to the Company’s Chief Executive Officer	350,000
Outstanding Executive salaries owed	25,000
Working Capital and General Corporate Purposes	625,000
TOTAL	$12,500,000

As described above, we plan on using certain of the funds to make payment to Deborah Kenney, our CEO, for the payment of compensation owed to her as salary, of which $852,800 is currently accrued and unpaid as of July 15, 2025. Assuming $700,000 is paid, as contemplated in the use of proceeds for 100%, 75%, or 50% subscriptions of the Offered Shares, we would owe Ms. Kenney an additional $152,800 in unpaid salary.

As described above, we plan on using certain of the funds to make payment to Marilu Brassington, our CFO, for the payment of compensation owed to her as salary, of which $25,000 is currently accrued and unpaid as of July 15, 2025.

As indicated in the table above, if we sell only 25%, 50% or 75% of the Offered Shares offered for sale in this offering, we would expect to use the resulting proceeds for the same purposes as we would use the proceeds from a sale of 100% of the Offered Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock, upon conversion of the Series B 10% Convertible Preferred Stock (“Series B Preferred Stock”) into shares of the Company’s Common Stock, will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 was ($3,856,999) or ($0.57) per then-outstanding shares of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively):

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering (1)	$2.50	$2.50	$2.50

Historical net tangible book value per share as of March 31, 2025 (2)	$(0.57)	$(0.57)	$(0.57)

Increase in net tangible book value per share attributable to new investors in this Offering (3)	$1.96	$1.48	$1.04

Net tangible book value per share, after this Offering (4)	$1.39	$0.91	$0.48

Dilution per share to new investors (5)	$1.11	$1.59	$2.02

(1)	Based on the issuance of four hundred (400) shares of Common Stock for each share of Series B Preferred Stock.

(2)	Based on net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 of ($3,856,999) and 6,814,525 outstanding shares of Common stock.

(3)	After deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively.

(4)	Assumes that all 50,000 shares of Series B Preferred Stock are converted into shares of Common Stock, or 20,000,000 shares of Common Stock, plus 4,208,224 shares of Common Stock representing $2,104,112 of principal and accrued interest outstanding under the master limited revolving note. This calculation is the result of total number of shares outstanding (assuming 100%, 50% and 25% of the shares from this offering are issued) divided by the tangible net assets (assuming 100%, 50% and 25% of the assets from this offering is received).

(5)	Calculations in this table do not include dilution from the potential issuance of Incentive Shares or any PIK Dividend shares.

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This second table calculates dilution based on our historical net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 was ($3,856,999) or ($0.10) per then-outstanding shares of our Common Stock and Series A Preferred Stock assuming conversion of all Preferred Stock to Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, assuming the conversion of all Series A Preferred Stock, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively):

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering (1)	$2.50	$2.50	$2.50

Historical net tangible book value per share as of March 31, 2025 (2)	$(0.10)	$(0.10)	$(0.10)

Increase in net tangible book value per share attributable to new investors in this Offering (3)	$0.81	$0.48	$0.27

Net tangible book value per share, after this Offering (4)	$0.71	$0.38	$0.17

Dilution per share to new investors (5)	$1.79	$2.12	$2.33

(1)	Based on the issuance of four hundred (400) shares of Common Stock for each share of Series B Preferred Stock.

(2)	Based on net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 of ($3,856,999) and 6,814,525 outstanding shares of Common stock including the conversion of all shares of Series A Preferred Stock converted into 30,000,000 shares of Common Stock.

(3)	After deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively.

(4)	Assumes that all 50,000 shares of Series B Preferred Stock are converted into shares of Common Stock, or 20,000,000 shares of Common Stock, plus 4,208,224 shares of Common Stock representing $2,104,112 of principal and accrued interest outstanding under the master limited revolving note. This calculation is the result of total number of shares outstanding (assuming 100%, 50% and 25% of the shares from this offering are issued) divided by the tangible net assets (assuming 100%, 50% and 25% of the assets from this offering is received).

(5)	Calculations in this table do not include dilution from the potential issuance of Incentive Shares or any PIK Dividend shares.

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This third table calculates dilution based on our historical net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 was ($3,856,999) or ($0.57) per then-outstanding shares of our Common Stock and Series A Preferred Stock assuming conversion of all Preferred Stock to Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, assuming the conversion of all Series A Preferred Stock, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively). Calculations in this table includes dilution from the potential issuance of Incentive Shares and including PIK Dividend shares totaling 2,400,000 common shares dilution from the potential issuance of Incentive Shares or any PIK Dividend shares:

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering (1)	$2.50	$2.50	$2.50

Historical net tangible book value per share as of September 30, 2024 (2)	$(0.57)	$(0.57)	$(0.57)

Increase in net tangible book value per share attributable to new investors in this Offering (3)	$1.79	$1.39	$1.01

Net tangible book value per share, after this Offering (4)	$1.22	$0.83	$0.45

Dilution per share to new investors (5)	$1.28	$1.67	$2.05

(1)	Based on the issuance of four hundred (400) shares of Common Stock for each share of Series B Preferred Stock.

(2)	Based on net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 of ($3,856,999) and 6,814,525 outstanding shares of Common stock.

(3)	After deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively.

(4)	Assumes that all 50,000 shares of Series B Preferred Stock are converted into shares of Common Stock, or 20,000,000 shares of Common Stock, plus 4,208,224 shares of Common Stock representing $2,104,112 of principal and accrued interest outstanding under the master limited revolving note. This calculation is the result of total number of shares outstanding (assuming 100%, 50% and 25% of the shares from this offering are issued) divided by the tangible net assets (assuming 100%, 50% and 25% of the assets from this offering is received).

(5)	Calculations in this table includes dilution from the potential issuance of Incentive Shares or any PIK Dividend shares.

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This fourth table calculates dilution based on our historical net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 was ($3,856,999) or ($0.10) per then-outstanding shares of our Common Stock and Series A Preferred Stock assuming conversion of all Preferred Stock to Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, assuming the conversion of all Series A Preferred Stock, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively). Calculations in this table includes dilution from the potential issuance of Incentive Shares or any PIK Dividend shares totaling 2,400,000 common shares including the dilution from the potential issuance of Incentive Shares or any PIK Dividend shares:

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering (1)	$2.50	$2.50	$2.50

Historical net tangible book value per share as of September 30, 2024 (2)	$(0.10)	$(0.10)	$(0.10)

Increase in net tangible book value per share attributable to new investors in this Offering (3)	$0.77	$0.47	$0.27

Net tangible book value per share, after this Offering (4)	$0.66	$0.36	$0.16

Dilution per share to new investors (5)	$1.84	$2.14	$2.34

(1)	Based on the issuance of four hundred (400) shares of Common Stock for each share of Series B Preferred Stock.

(2)	Based on net tangible book value as of March 31, 2025 plus an additional $350,000 of liabilities under the master limited revolving note received subsequent to March 31, 2025 of ($3,856,999) and 6,814,525 outstanding shares of Common stock including the conversion of all shares of Series A Preferred Stock converted into 30,000,000 shares of Common Stock.

(3)	After deducting estimated offering expenses of $3,000,000, $2,000,000 and $1,000,000, respectively.

(4)	Assumes that all 50,000 shares of Series B Preferred Stock are converted into shares of Common Stock, or 20,000,000 shares of Common Stock, plus 4,208,224 shares of Common Stock representing $2,104,112 of principal and accrued interest outstanding under the master limited revolving note. This calculation is the result of total number of shares outstanding (assuming 100%, 50% and 25% of the shares from this offering are issued) divided by the tangible net assets (assuming 100%, 50% and 25% of the assets from this offering is received).

(5)	Calculations in this table includes dilution from the potential issuance of Incentive Shares or any PIK Dividend shares.

Future Dilution

Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

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Dilution might also happen upon conversion of any convertible notes into shares of Common Stock the Company may issue in the future. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Series A Preferred Stock Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering	3,000,000	100.00%	100.00%
Shares of Series A Preferred Stock offered in offering	0	0.00%	0.00%
Total shares (1)	3,000,000	100.00%	100.00%

Series B Preferred Stock Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering	0	0.00%	0.00%
Shares of Series B Preferred Stock offered in offering	55,000	0.00%	100.00%
Total shares (1)	55,000	0.00%	100.00%

(1)	Total shares outstanding after the offering assumes that all Offered Shares in the offering are sold and each Investor reaches Incentive Threshold for Incentive Shares, but does not include PIK Dividend shares.

Common Stock Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering (2)	Percent of Class After Offering (2)
Holders of Common Shares outstanding prior to offering	6,814,525	18.51%	11.59%
Holders of Common Shares issued upon conversion of Series A Preferred Stock	30,000,000	81.49%	51.01%
Holders of Common Shares issued upon conversion of the Series B Preferred Stock	22,000,000	0%	37.41%
Total shares (1)	58,814,525	100.00%	100.00%

(1)	Total shares outstanding after the offering and after the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into shares of the Company’s Common Stock equals 58,814,525 assuming that all Offered Shares in the offering are sold and each Investor reaches Incentive Threshold for Incentive Shares, but does not include PIK Dividend Shares. The number of shares outstanding in this table is as of July 15, 2025.
(2)	“Percent of Class Before Offering” assumes common shares underlying the Series A Preferred Stock are outstanding and “Percent of Class After Offering” assumes common shares underlying the Series A Preferred Stock and Series B Preferred stock are outstanding.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Pricing of the Offering

Prior to this offering, there has been no public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This offering will start on or after the Qualification Date and will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

The Company may extend this offering for an additional time period unless the offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from Investors will be counted towards the offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

Incentive Shares

Certain investors in this Offering are eligible to receive Incentive Shares in addition to the Offered Shares subscribed for as part of the Offering, effectively discounting the price per share offered. To qualify for the receipt of Incentive Shares, an Investor is required to purchase at least $100,000 of Offered Shares, referred to as the Incentive Threshold. Upon meeting the Incentive Threshold, such applicable investor will receive, as part of their investment, such number of additional shares of Series B Preferred Stock equal to ten percent (10.00%) of the Offered Shares purchased by such Investor. Incentive Shares will be granted at the applicable closing only upon such Investor meeting the Incentive Threshold for such closing and such investment will not aggregate with purchases of Offered Shares in any other closing.

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Broker Dealers

The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement.

Subscription Procedures

If you decide to subscribe for our Offered Shares in this offering, you should review your subscription agreement. A copy of the form of subscription agreement is attached to this Offering Circular as Exhibit 4.1. Completed and signed subscription documents shall be either mailed directly to the Company at RidePair Inc., 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405 or sent via electronic correspondence to investor@ridepair.io. Since there is no minimum amount to complete a closing under this offering, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and subject to the requirement to escrow 10% of subscriptions for future cash Dividends, the Company may use such proceeds in accordance with the Use of Proceeds.

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. Upon confirmation that a subscriber’s funds have cleared, the Offered Shares will be sent to the subscriber within 48 hours of the applicable closing electronically.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Acceptance of Subscriptions

Upon our receipt of a subscription agreement and payment, we will countersign the subscription agreement and issue the shares of Series B Preferred Stock subscribed for at the applicable closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable and the Company will not return any funds to subscribers regardless of the volume of sales in any applicable closing.

Investors must further comply with the “Investor Suitability Standards” set forth below.

Investor Suitability Standards

As a Tier 2 Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculation, “Net Worth” is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

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In order to purchase Offered Shares and prior to the acceptance of any funds from an Investor, an Investor will be required to represent, to the Company’s satisfaction, that it is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this offering. We urge all investors to review Rule 251 of Regulation A to ensure compliance.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Selling Security holders

There are no selling security holders in this Offering.

Blue Sky Law Considerations

The holders of our shares of Series B Preferred Stock should be aware that there may be significant state law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider any secondary market for the Company’s securities to be a limited one.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

Ridepair Inc. (hereinafter “RidePair”, the “Company”, “Our”, “We”, or “Us”) was incorporated under the laws of the State of Delaware on November 20, 2018 under the name of Bit Forge L.A. Inc. On August 20, 2020, the Company filed an Amended and Restated Certificate of Incorporation changing the name of the corporation to RidePair Inc. Our principal executive office is located at 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405 and our telephone number is (818) 770-5933. Our website address is www.ridepair.io. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

RidePair is a software company that has developed an app for coordinating, enabling and verifying ride sharing. This is not ride sharing such as Uber where the driver is essentially offering a taxi service, but true ride sharing in which everyone in the car is sharing the ride to go to a similar place – e.g. co-commuting to work with colleagues. Unlike taxi-like services which increase the number of cars on the road, true ride sharing has been shown to be one of the most effective means of reducing cars on the roads and thus reducing traffic, emissions and even reducing roadway maintenance.  The issue has been verifying the ride sharing or co-commuting is actually occurring, which issue is solved by the Ridepair app.

The app is currently in beta testing and is expected to be fully operational in the first quarter of 2026.

Validating Users

RidePair employs a multi-step process to validate its ride-sharers/co-commuters. The first step takes place when a user initially downloads the RidePair App and registers which includes individual verification, and proof of vehicle ownership by uploading a photo of the car’s registration or insurance. Only registered users will receive payments from RidePair.

Prior to a ridesharing event, the driver and the rider(s) must provide the required information on the app, including pickup location, destination, and the names of all users that will be sharing the ride. RidePair can also match drivers with riders: a user can put in an originating and terminating location, estimated time of travel, and whether they are a driver or passenger, and the app will find people to share the ride. Users have the ability to establish preferences for those with whom they will share rides (e.g., a user can specify that they only want people of the same gender). This is not done last minute but days if not weeks ahead of time.

The final validation takes place at the time of the rideshare, when all occupants get in the vehicle, log in to the app and indicate that the rideshare has begun. Using geolocation on the phones, RidePair guarantees that all of the users are at the pick-up location, are moving together in the same car and that they arrive at the final destination together. Upon arrival, the app notifies the driver and riders that they have arrived at their destination and will be credited with the appropriate miles.

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Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level, as well as expanding the services of third-party contract labor for product marketing and software development.

Investments. The Company intends to make substantial investments in the marketing and advertising of its app to potential end-users to increase its subscriber base. It will also continue to invest in upgrading and enhancing its software.

Marketing and sales. We anticipate that our sales will occur with new users on its app and grow proportionately to the growth of its user base. The Company plans to utilize many forms of advertising and marketing to attract new users. This will include everything from billboard advertising to online banner ads. The Company also intends to work directly with corporations to have them encourage their employees to co-commute – turning a cost into a revenue center for their employees. In California, corporations with more than fifty employees are required to have a plan for reducing emissions and during poor air quality days are required to report to the State results of their programs. RidePair has the ability to provide these corporations with a tangible and reportable air quality improvement method. In addition, as many corporations are trying to encourage their employees to come back to the office, RidePair believes that this app in which the employees are being paid to commute could be a useful tool.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with payments to the users for ridesharing and co-commuting. The model calls for the Company to retain half of the money it receives from advertisers or other potential sources of payments such as government incentives and payout the other half to the drivers and riders of the co-commuters.

Research and development. Research and Development will primarily consist of software development costs spent to maintain, upgrade and improve the app. RidePair is planning on using approximately $1.3 million from the proceeds of this offering towards this research and development.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations. Further, the company expects to incur significant general and administrative expenses in the following areas:

•	Accounting, including audit, accounting, and tax compliance-related costs;
•	Filing and transfer agent costs;
•	Investor relations and news dissemination, including maintaining and updating a planned website and disseminating news releases; and
•	Management fees, including executive officer salaries.

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RESULTS OF OPERATIONS

Three months ended March 31, 2025 and March 31, 2024

The following table sets forth information comparing the components of net (loss) for the three months ended March 31, 2025 and 2024:

	Three Months ended March 31,		Period over Period Change
	2025	2024	$	%
Revenues, net	$–	$–	$–	–%
Cost of revenues	–	–	–	–%
Gross profit	–	–	–	–%

Operating expenses:
General and administrative	95,597	24,592	71,005	289%
Professional fees	183,968	154,832	29,136	19%
Amortization	58,450	30,100	28,350	94%
Total operating expenses	388,015	209,523	128,492	61%
Operating loss	(388,015)	(209,523)	128,492	61%

Other income (expenses):
Other income (expense)	10	34	(24)	(71%	)
Interest expense	(45,171)	(32,761)	(12,410)	38%
Total other income (expense)	(45,161)	(32,727)	(12,434)	38%
Loss before income taxes	(383,176)	(242,250)	(140,926)	58%
Income tax expense	–	–	–	–%
Net loss	$(383,176)	$(242,250)	$(140,926)	58%

During the three months ended March 31, 2025, revenues were $– compared to revenues of $– during the year ended March 31, 2024.

Cost of sales were $– and $– for the three months ended March 31, 2025 and 2024.

Gross profits were $– and $– during the three months ended March 31, 2025 and 2024.

Operating expenses were $388,015 for the year three months ended March 31, 2025 compared to $209,523 for the year three months ended March 31, 2024. The increase in operating expenses for the three months ended March 31, 2025 is attributable to a increase in professional fees.

Loss from operations was $388,015 for the three months ended March 31, 2025 compared to $209,523 for the year three months ended March 31, 2024.

Other (expenses) was ($45,161) for the three months ended March 31, 2025 compared to ($32,727) for the year three months ended March 31, 2024, an increase of ($12,434) or 38%. Other expenses are largely attributable to our interest expense.

Net loss for the year three months ended March 31, 2025 was $383,176 compared to $242,250 for the three months ended March 31, 2024, a increase of $140,926 or 58%. The increase in net loss is attributable to a increase professional fees expense.

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For the six Months ended March 31, 2025 and March 31, 2024

The following table sets forth information comparing the components of net (loss) for the six months ended March 31, 2025 and 2024:

	Six months Ended March 31,		Period over Period Change
	2025	2024	$	%
Revenues, net	$–	$–	$–	–%
Cost of revenues	–	–	–	–%
Gross profit	–	–	–	–%

Operating expenses:
General and administrative	202,145	56,101	146,044	260%
Professional fees	308,404	269,014	39,390	15%
Amortization	110,750	60,200	50,550	84%
Total operating expenses	621,299	383,315	235,984	61%
Operating loss	(621,299)	(383,315)	235,984	61%

Other income (expenses):
Other income (expense)	28	37	(9)	(25%	)
Interest expense	(76,953)	(57,236)	(19,717)	34%
Total other income (expense)	(76,925)	(57,199)	(19,727)	34%
Loss before income taxes	(698,224)	(442,513)	255,711	58%
Income tax expense	–	–	–	–%
Net loss	$(698,224)	$(442,513)	$255,711	58%

During the six months ended March 31, 2025, revenues were $– compared to revenues of $- during the year ended March 31, 2024.

Cost of sales were $– and $– for the six months ended March 31, 2025 and 2024.

Gross profits were $– and $– during the six months ended March 31, 2025 and 2024.

Operating expenses were $621,299 for the year six months ended March 31, 2025 compared to $383,315 for the year six months ended March 31, 2024. The increase in operating expenses for the six months ended March 31, 2025 is attributable to an increase in advertising and marketing expenses.

Loss from operations was $621,299 for the six months ended March 31, 2025 compared to $383,315 for the year six months ended March 31, 2024.

Other (expenses) was ($76,925) for the six months ended March 31, 2025 compared to ($57,199) for the year six months ended March 31, 2024, a increase of ($19,727) or 34%. Other expenses are largely attributable to our interest expense.

Net loss for the year six months ended March 31, 2025 was $698,224 compared to $442,513 for the six months ended March 31, 2024, a increase of $255,711 or 58%. The increase in net loss is attributable to an increase in advertising and marketing expenses.

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Year ended September 30, 2024 compared to the year ended September 30, 2023

The following table sets forth information comparing the components of net (loss) for the years ended September 30, 2024 and 2023:

	Years Ended September 30,		Period over Period Change
	2024	2023	$	%
Revenues, net	$–	$–	$–	–%
Cost of revenues	–	–	–	–%
Gross profit	–	–	–	–%

Operating expenses:
General and administrative	94,148	41,552	52,596	126.58%
Professional fees	1,099,223	1,072,892	(26,331)	2.45%
Amortization	178,600	66,800	111,800	167.37%
Total operating expenses	1,371,971	1,181,024	190,727	16.15%
Operating loss	(1,371,971)	(1,181,024)	190,727	16.15%

Other income (expenses):
Other income (expense)	94	28	66	235.71%
Interest expense	(117,959)	(35,065)	(82,894)	236.40%
Total other income (expense)	(117,865)	(35,037)	(82,894)	236.40%
Loss before income taxes	(1,489,136)	(1,216,061)	273,555	22,49%
Income tax expense	–	–	–	–%
Net loss	$(1,489,136)	$(1,216,061)	$273,555	22,49%

During the year ended September 30, 2024, revenues were $– compared to revenues of $- during the year ended September 30, 2023.

Cost of sales were $– and $– for the years ended September 30, 2024 and 2023.

Gross profits were $– and $– during the years ended September 30, 2024 and 2023.

Operating expenses were $1,371,971 for the year ended September 30, 2024 compared to $1,181,024 for the year ended September 30, 2023. The increase in operating expenses for the year ended September 30, 2024 is attributable to an increase in professional fees.

Loss from operations was ($1,489,136) for the year ended September 30, 2024 compared to ($1,216,061) for the year ended September 30, 2023.

Other (expenses) was ($117,865) for the year ended September 30, 2024 compared to ($35,037) for the year ended September 30, 2023, a decrease of $82,894 or 236.40%. Other expenses are largely attributable to our interest expense.

Net loss for the year ended September 30, 2024 was ($1,489,136) compared to ($1,216,061) for the year ended September 30, 2024, a decrease of $273,555 or 22.49%. The increase in net loss is attributable to an increase interest expense.

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LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes the cash flows for the six months ended March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
Cash Flows:

Net cash provided by operating activities	$(331,325)	$(105,787)
Net cash (used in) investing activities	(276,000)	(268,000)
Net cash provided by (used in) financing activities	606,970	77,100

Net (decrease) increase in cash	(356)	(296,688)
Cash at beginning of period	27,952	322,112

Cash at end of period	$27,952	$25,425

During the six months ended March 31, 2025 net cash used by operating activities was $313,325 compared to $105,787 of net cash used by operating activities for the six months ended March 31, 2024. This increase for the six months ended March 31, 2025 is largely attributable to a decrease in related party deferred compensation offset by increase in accounts payable and accrued liabilities as well as increase in accrued interest.

During the year six months ended March 31, 2025 we used $276,000 net cash from investing activities compared to $268,000 for the six months ended March 31, 2024.

During the six months ended March 31, 2025, the Company had $606,970 net cash provided by financing activities compared to $77,100 for the six months ended March 31, 2024. The increase in cash provided from financing activities is largely attributable to the proceeds from the related party loan.

At March 31, 2025, we had current assets of $27,596, current liabilities of $953,683, working capital deficit of $926,087 and an accumulated deficit of $5,944,293.

At September 30, 2024, we had current assets of $27,952, current liabilities of $832,261, working capital deficit of $805,009 and an accumulated deficit of $5,246,069.

We presently have limited and expensive available credit, and do not have bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding. We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

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The following table summarizes the cash flows for the years ended September 30, 2024 and 2023:

	September 30, 2024	September 30, 2023
Cash Flows:

Net cash provided by operating activities	$(167,956)	$(157,792)
Net cash (used in) investing activities	(559,000)	(334,000)
Net cash provided by (used in) financing activities	432,796	759,850

Net (decrease) increase in cash	(294,160)	268,058
Cash at beginning of period	322,112	54,054

Cash at end of period	$27,952	$322,112

During the year ended September 30, 2024 net cash provided by operating activities was $167,956 compared to $157,792 of net cash provided by operating activities for the year ended September 30, 2023. This decrease for the year ended September 30, 2024 is largely attributable to a decrease in related party loan and accounts payable and accrued liabilities.

During the year ended September 30, 2024, we used ($559,000) net cash from investing activities compared to ($334,000) for the year ended September 30, 2023.

During the year ended September 30, 2024, the Company had $432,796 net cash provided by financing activities compared to $759,850 for the year ended September 30, 2023. The increase in cash provided from financing activities is largely attributable to the proceeds from the exercise of warrants.

At September 30, 2024, we had current assets of $27,952, current liabilities of $832,261, working capital deficit of $805,009 and an accumulated deficit of $5,246,069.

At September 30, 2023, we had current assets of $369,458, current liabilities of $691,570, working capital deficit of $369,458 and an accumulated deficit of $3,756,233.

We presently have limited and expensive available credit, and do not have bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding. We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

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OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

Recent Financing Transactions

Master Revolving Note

On August 6, 2025, the Company entered into an amended and restated Master Revolving Note (the “Revolving Note”) with Ridepair Programming LLC (the “Holder”). Under the terms of the Revolving Note, the Holder may advance to the Company the sum of up to Two Million Five Hundred Thousand Dollars ($2,500,000). The principal and interest shall be due payable and payable at maturity, or will accelerate upon default, as later defined, at a per annum rate equal to Ten Percent (10.0%), and after that at a rate equal to the Default Rate of Fifteen Percent (15%). The Note is secured by five million (5,000,000) shares of the Company’s Common Stock. As of July 15, 2025, the Holder has advanced a total of $1,864,500 to the Company. The total due to the Holder as of March 31, 2025 is $1,514,500, which includes $239,612 interest. The Note is convertible into Common Stock of the Company upon the earliest to occur of (i) the maturity date, (ii) five (5) days after notice is provided of a default which is not cured and (iii) a change of control of the Company.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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BUSINESS

Ridepair Inc. (hereinafter “RidePair”, the “Company”, “Our”, “We”, or “Us”) was incorporated under the laws of the State of Delaware on November 20, 2018 under the name of Bit Forge L.A. Inc. On August 20, 2020, the Company filed an Amended and Restated Certificate of Incorporation changing the name of the corporation to RidePair Inc. Our principal executive office is located at 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405 and our telephone number is (818) 770-5933. Our website address is www.ridepair.io. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

RidePair is a software company that has developed an app for coordinating, enabling and verifying ride sharing. This is not ride sharing such as Uber where the driver is essentially offering a taxi service, but true ride sharing in which everyone in the car is sharing the ride to go to a similar place – e.g. co-commuting to work with colleagues. Unlike taxi-like services which increase the number of cars on the road, true ride sharing has been shown to be one of the most effective means of reducing cars on the roads and thus reducing traffic, emissions and even reducing roadway maintenance.  The issue has been verifying the ride sharing or co-commuting is actually occurring, which issue is solved by the Ridepair app.

Business Plan

RidePair is the perfect solution for a multitude of simple, yet complex problems while commuting. Five years ago, the Company was founded on the idea of making the community an active part to help solve problems with traffic, excessive greenhouse gas emissions, and overall well-being of a community by reconnecting individuals within the community. RidePair developed an AI powered ride sharing system, unlike the options that are currently offered mainly because current “ride share” options such as Uber and Lyft exacerbate the problems by adding more vehicles to the roads and increasing the amount of greenhouse gas emissions. RidePair reimagined the traditional carpool idea and brought it into the 21st century with the technology that is available presently, creating a true RideShare and co-commuting service not a taxi service like the other “ride sharing” companies are operating. We believe utilizing AI to gather human data on commuting and social behavior will lead to very positive benefits within our communities. Most importantly, RidePair is determined to modify commuting behavior by providing financial incentives to the commuter.

RidePair is in discussions with advertisers in which commuters will be paid to take a small detour – for example to drive by a new restaurant opening or receiving advertisements at the freeway exits from local retailers interested in marketing to drive by traffic. These detours would increase the payments to the occupants. At present, the Company cannot make any assurance when or if any agreements with advertisers will be entered into or even if entered into, if these agreements would increase payments to the occupants.

Validating Users

RidePair employs a multi-step process to validate its ride-sharers/co-commuters. The first step takes place when a user initially downloads the RidePair App and registers which includes individual verification, and proof of vehicle ownership by uploading a photo of the car’s registration or insurance. Only registered users will receive payments from RidePair.

Prior to a ridesharing event, the driver and the rider(s) must provide the required information on the app, including pickup location, destination, and the names of all users that will be sharing the ride. RidePair can also match drivers with riders: a user can put in an originating and terminating location, estimated time of travel, and whether they are a driver or passenger, and the app will find people to share the ride. Users have the ability to establish preferences for those with whom they will share rides (e.g., a user can specify that they only want people of the same gender). This is not done last minute but days if not weeks ahead of time.

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The final validation takes place at the time of the rideshare, when all occupants get in the vehicle, log in to the app and indicate that the rideshare has begun. Using geolocation on the phones, RidePair guarantees that all of the users are at the pick-up location, are moving together in the same car and that they arrive at the final destination together. Upon arrival, the app notifies the driver and riders that they have arrived at their destination and will be credited with the appropriate miles.

Competition

RidePair is not aware of any direct competition. There does not appear to be software applications for co-commuting in which the driver and passenger(s) are paid to commute – true ride sharing.

Companies such as Uber and Lyft have co-opted the term “ride share” but unlike RidePair, the ride share companies are essentially on-demand taxi services. The person taking the ride is paying for the ride and from a municipality point of view, these entities are putting more cars on the road as opposed to taking them off the road as RidePair does.

The other competition to RidePair is various efforts by municipalities to encourage co-commuting, car pooling and the use of public transportation. These programs include Park and Ride lots, and bulletin boards where people can be matched for carpooling. None of these programs pay both the driver and all riders in the car for co-commuting and getting the car off of the road.

Our potential competitors may have greater resources, better access to capital, longer histories, more intellectual property and lower cost operations.

They may secure better terms during the investment negotiation process, make strategic decisions more quickly than us and devote more capital to better performing investments than we do.

Our competitors may also enter into business combinations or alliances that strengthen their competitive positions.

Market opportunity

RidePair is pursuing an opportunity to launch its RidePair app that pays the users for co-commuting to work and leaving cars at home within Placer County California before rolling statewide in California and ultimately expanding to many other metropolitan areas. The initial market of Placer County and the expansion statewide is occurring in connection with anticipated grants from the California Air Resources Board. Ride Pair believes that many people will be interested in utilizing the app that will pay people to co-commute to work and that the end-user marketplace is nearly endless. As it secures the funding to make such payments, either through government entities that are trying to reduce the cars on the roads or through advertising, the Company believes that the market opportunity will grow dramatically.

Insufficient Capital

Currently, RidePair is confronted with the need to attract and retain a consistent investment source in order to grow our operations rapidly. RidePair is not funded properly, it will prevent us from rolling out our app to its initial markets in California and expand globally. Insufficient capital will also hinder the Company’s ability to market its app and directly affect new customer acquisition and thus profitability.

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Seasonality

We do not expect any seasonality in our business.

Employees

As of July 15, 2025, we had three (3) full time employees including our Chief Executive Officer and eight (8) part time employees inclusive of the Company’s Chief Financial Officer, Chief Technology Officer and its Chief Marketing Officer. Our employees are not represented by a union. We consider relations with our employees to be positive and productive.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Description of Property

Corporate Office

The Company’s office space is located at 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405. On October 10, 2023, the Company entered into a new office location under a 1-year lease beginning November 1, 2023. This new location is 701 square feet and carries a base monthly rent of $2,453.50. The lease auto – renews every year. The Company does not own any real property.

Our main corporate mailing address is 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405.

Intellectual Property

We believe that our intellectual property is essential to our business and affords us a competitive advantage in the markets in which we operate. Our intellectual property includes the content of our website, mobile applications, registered domain names, software code, firmware, hardware and hardware designs, registered and unregistered trademarks, trademark applications, copyrights, trade secrets, inventions (whether or not patentable), patents, and patent applications.

To protect our intellectual property, we rely on a combination of copyright, trademark, patent, and trade secret laws, contractual provisions, end-user policies, and disclosure restrictions. Upon discovery of potential infringement of our intellectual property, we assess and when necessary, take action to protect our rights as appropriate. We also enter into confidentiality agreements and invention assignment agreements with our employees and consultants and seek to control access to, and distribution of, our proprietary information in a commercially prudent manner.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of July 15, 2025:

Name	Age	Term of Office	Position	Approximate hours per week for part-time employees
Deborah Kenney	48	2019 – Current	Chief Executive Officer, President and Chairperson	Full Time
Marilu Brassington	48	10/2024 – Current	Chief Financial Officer	20
Peter J. D’Arruda	58	2021 – Current	Chief Marketing Officer and Director	10
Randy Ullrich	61	10/2023 - Current	Chief Technical Officer	30

The principal occupations for each of our current executive officers and directors are as follows:

Deborah Kenney - Ms. Kenney is the Co-Founder, and visionary for the evolution of RidePair. She has been the full time Chief Executive Officer, President and Chairperson of RidePair since its founding in 2019. During Ms. Kenney’s tenure at RidePair, a number of individuals have worked for the Company, primarily as outsourced programmers, working on the development of the app.  These developers were paid from proceeds of the Ridepair Programming, LLC loan. Ms. Kenney began her career in the financial industry at the age of 18, working in retail banking while attending California State University, Northridge. She became one of the youngest managers in the history of Cal Fed (acquired by Citibank). During that time, she developed close relationships with many of the banks’ high net worth clients and was promoted to Private Wealth Management. She moved to Vision Financial Markets, a clearing firm on the Chicago Board of Trade, where she received her Series 3 License and became a Commodity Broker and within a year was one of Vision’s top producers. In 2005, with the support of her clients, Ms. Kenney started her own financial advisory firm, Alpha Counsulting, LLC, where she has managed and raised tens of millions of dollars. In 2018, Ms. Kenney closed Alpha Consulting, LLC to start RidePair. Ms. Kenney was born and raised in Southern California and has been a lifelong commuter throughout all of California. She knows first-hand the problems of traffic congestion, parking, and the effects of emission on the local population. Her vision has led to countless advances in the technology developed at RidePair.

Marilu Brassington - Ms. Brassington has served as the part time Chief Financial Officer of RidePair Inc since October 2024. Prior to joining RidePair, she served as the Chief Financial Officer of other publicly traded companies. From 2023 through the present, she also serves as the Chief Financial Officer of Scepter Holdings, Inc. (otcpink:BRZL). In 2018, she started her own Financial Consulting Firm, Luceva, LLC, which as a single owner LLC where Ms. Brassington is the only employee. Ms. Brassington is employed for her various jobs including RidePair and Scepter through Luceva. From 2017 to 2022, she was the Chief Financial Officer of 12 ReTech, Inc. From 2013 through 2017, she served as Chief Financial Officer of Bitzio Inc. Prior to 2013, she served as the Chief Financial Officer of Givefun.com and consultant IAC. Ms. Brassington began her career as a Senior Financial Controller within the Investment Banking Group of Societe Generale and an audit supervisor at Deloitte & Touche. Ms. Brassington received a B.S. degree in accounting and finance in 2001 from the University of Miami and her Certified Public Accountant’s Exam in the same year.

Peter J. D’Arruda - Mr. D’Arruda has served as Chief Marketing Officer since 2021 and a member of our Board of Directors since 2022. He is also a former two-time President of the IARFC (International Association of Registered Financial Consultants), an Investment Advisor, fiduciary, and has been in the financial arena for over 32 years. In 2008, he founded and still manages Capital Financial & Insurance, LLC to help his clients take the worry out of living in retirement. Known as “Coach Pete” to most of his clients and to the listeners of his radio show, he has developed a proprietary process that assists business owners become work optional. He has written or co-written 16 books to date. Two of his books have reached the best-sellers list on Amazon.  The most noteworthy book, Successonomics, is one that Coach Pete co-authored with Steve Forbes. His most recent book is “The Big Book on Retirement.” Coach Pete also owns and operates Broadcasting Experts, LLC, and his staff produces over 80 weekly radio shows and long form video & audio podcasts heard and seen nationwide. His national show, THE FINANCIAL SAFARI, can be heard at FinancialSafari.com. Pete has won 3 Emmys, 5 Quillys® and 10 Tellys, along with multiple EXPYS®. He is proud of each award. He is a graduate of The University of North Carolina. Mr. D’Arruda spends between 25% and 50% of his time on RidePair depending on the Company’s needs.

Randy Ullrich - Mr. Ullrich has served as Chief Technical Officer of RidePair since October 2023 and is also the founder and Chief Executive Officer of RapDevPro, Inc., which he began in 2009. He brings over 30 years of software, web-applications, and mobile-applications leadership to RidePair, with deep experience in agile methodologies and building and guiding lean, high-performance technology teams. Having worked in a variety of industries (including military, healthcare, automotive, financial services, and media & entertainment) at both early-stage and mature companies – including two successful M&A exits – Mr. Ullrich brings high-level management skills and a variety of experience to RidePair. Prior to RidePair, Mr. Ullrich held executive roles at San Diego software companies, including as C.T.O. of a data-sharing company, as well as the Chief Executive Officer of a 100-person boutique software consultancy (sold to NextLeft). Mr. Ullrich started his career as a software engineer, before moving on to a stint at Accenture in Silicon Valley after earning his M.B.A. Mr Ullrich spends approximately 20 hours per week supporting RidePair.

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None of our executive officers and board directors has been involved in any of the following proceedings during the past ten (10) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of two members, Deborah Kenney, our CEO and Peter D’Arruda. Each director of the Company serves until the next annual meeting of stockholders and until his or her successor is elected and duly qualified, or until his or her earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when and if established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is posted on our website at: https://ridepair.io.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued, and equity awards granted, by RidePair for the years ended September 30, 2024 and 2023, to our Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer and Chief Technical Officer.

Name & Principal Position	Year	Paid or Accrued Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All other Compensation	Totals
Deborah Kenney (1)	2024	$360,000	$–	$–	$–	$–	$–	$–	$360,000
Chief Executive Officer	2023	$360,000	$–	$–	$–	$–	$–	$–	$360,000

Marilu Brassington (2)	2024	$–	$–	$–	$–	$–	$–	$–	$–
Chief Financial Officer	2023	$–	$–	$–	$–	$–	$–	$–	$–

Peter J. D’Arruda (3)	2024	$–	$–	$1,000,000	$–	$–	$–	$–	$1,000,000
Chief Marketing Officer	2023	$–	$–	$500,000	$–	$–	$–	$–	$500,000

Randy Ullrich (4)	2024	$102,000	$–	$–	$–	$–	$–	$–	$102,000
Chief Technical Officer	2023	$–	$–	$–	$–	$–	$–	$–	$–

Notes:

(1)	Ms. Kenney has served as the Company’s Chief Executive Officer, President and Chairperson since November 2018. Ms. Kenney entered into an employment agreement to become the Company’s Chief Executive Officer on October 1, 2022.
(2)	Ms. Brassington has served as the Company’s part-time Chief Financial Officer since November 2024. As of the date of this filing, Ms. Brassington has not entered into an Employment Agreement with the Company. Ms. Brassington is paid $5,000/month increasing to $10,000/month during the second calendar quarter of 2025.
(3)	Mr. D’Arruda has served as the Company’s Chief Marketing Officer since November 2018. Mr. D’Arruda received a stock grant of 1 million shares per year during the fiscal year ending September 30, 2023 and 2024. The shares were valued at $1.00 and $0.50 per share for 2024 and 2023, respectively.
(4)	Mr. Ullrich has served as the Company’s Chief Technical Officer since October 2023. Mr. Ullrich’s firm was paid for software development. The total amount paid to his firm was included as salary although his firm employs approximately five programmers on RidePair’s behalf.

Director’s Compensation

RidePair has not paid and does not presently propose to pay any compensation to any director for acting in such capacity. No cash or equity instruments were paid or otherwise awarded for services during the years ended September 30, 2024 and 2023. The Company anticipates implementing a director compensation policy or plan subsequent to the completion of the Offering.

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Employment Agreements

Deborah Kenney Employment Agreement

On October 1, 2022, the Company and Ms. Kenney entered into an employment agreement (the “Kenny Agreement”) for a one-year term, subject to one-year renewals. Pursuant to the Kenney Agreement, Ms. Kenney receives an initial base salary of $360,000 per year, subject to increase. Ms. Kenney is eligible to participate in our performance-based cash incentive bonus program. Ms. Kenney is eligible to receive a bonus of two percent (2%) of all financings and sales contracts introduced to the Company by Executive, not to exceed $10,000,000 during the life of the Kenney Agreement. Bonuses will be determined and paid within thirty days of each calendar year during the term of the Kenney Agreement.

In addition, the Kenney Agreement provides for certain payments and benefits in the event of a termination of Ms. Kenney’s employment under specific circumstances. If, during the term of the Kenney Agreement, her employment is terminated by us other than for “cause,” or she resigns for “good reason,” she would be entitled continued COBRA coverage and amounts payable under any Company bonus plans prorated for the termination date that she’s entitled to receive.

Under the Kenney Agreement, “Cause” means generally that Ms. Kenney (i) committed any act of fraud, embezzlement, or any other willful misconduct that is demonstrably and materially injurious to the Company, or (ii)  violated any material written Company policy or rules of the Company (provided such policies and rules must be commercially reasonable) and such violation is not cured by Ms. Kenney within 30 days following written notice thereof to Ms. Kenney, or (iii) refused to follow the reasonable written directions given by the Board or its designee or breached any material covenant or obligation under the Kenney Agreement or any other written agreement with the Company and such refusal or breach is not cured by Ms. Kenney within 30 days following written notice thereof to Ms. Kenney.

“Good Reason” means generally the material breach by the Company of the Kenney Agreement; (a) any reduction in Ms. Kenney’s Base Salary; (b) a material reduction in Ms. Kenney’s authority, duties or responsibilities, including without limitation, removing Ms. Kenney as Chief Executive Officer; (c) relocation by the Company of Ms. Kenney’s work site to a facility or location more than 15 miles from the her current principal work site for the Company; (d) imposition of a requirement that Ms. Kenney report to a Company officer or employee rather than directly to the Board; or (e) a material breach by the Company of any of its obligations under the Kenney Agreement or any other written agreement or covenant with Ms. Kenney.

Marilu Brassington Consulting Agreement

On October 31, 2024, the Company and Marilu Brassington entered into an oral agreement for Ms. Brassington to serve as chief financial officer for a one-year term, subject to one-year renewals. Pursuant to the agreement, Ms. Brassington receives an initial base salary of $60,000 for the initial six months of the term and then $120,000 for the subsequent six months of the term. Ms. Brassington was also granted 200,000 shares of Common Stock.

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Peter D’Arruda Compensation Agreement

We do not have a written employment agreement with Peter D’Arruda. On August 21, 2021, the Company agreed to grant Peter 1,000,000 shares of Common Stock annually for 5 years beginning on August 21, 2021 and ending on August 21, 2025. Mr. D’Arruda was appointed to serve as the Chief Marketing Officer in October 2024.

Randy Ulrich Compensation Agreement

In October 1, 2024, the Company appointed Randy Ullrich as Chief Technical Officer. He was granted 2,500,000 shares of Common Stock. Of the 2,500,000 shares granted, 500,000 vest annually over a five year period with the initial vesting occurring on October 1, 2025.

Stock Option Plan and other Employee Benefits Plans

The Company does not have a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

The Company does not currently have a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company. Executive officers, including the Company’s CEO, are only consulted with respect to the performance of other officers of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions

1.	On September 1, 2021, the Company entered into a Master Revolving Note with Ridepair Programming, LLC (the “Holder”). The revolving note was amended on October 1, 2024, and amended and restated on August 6, 2025 (as amended, the “Revolving Note”). Under the terms of the Revolving Note, the Holder may advance the Company funds not to exceed $2,500,000. The Revolving Note accrues interest at the rate of 10% per annum and is secured by 5,000,000 shares of the Company’s Common Stock. The Revolving Note matures and is due and payable on October 10, 2031. Upon the occurrence of the earlier of the following, the Revolving Note may be converted into Common Stock of the Company at a price per share of $0.50: (i) the maturity date, (ii) upon a default under the Revolving Note that remains uncured for five (5) days and (iii) upon a change of control of the Company (as described in the Revolving Note). Ridepair Programming LLC, an entity controlled by Peter D’Arruda, our Chief Marketing Officer. Mr. D’Arruda serves as the manager of Ridepair Programming LLC and therefore has a material economic interest in the Revolving Note and voting and dispositive control with respect to any securities issued upon conversion of the Revolving Note, to the extent such conversions occur. As of July 15, 2025, the Holder has advanced a total of $1,864,500 to the Company and interest of $324,745 has accrued.

2.	On October 1, 2024, Randy Ullrich, the Company’s Chief Technical Officer, was granted 2.5 million shares of Common Stock, which vests 500,000 shares per year for 5 years with the initial vesting occurring on October 1, 2025.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of July 15, 2025 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Common Stock

Percentage ownership in the following table is based on 6,814,525 shares of Common Stock and 30,000,000 shares of Common Stock underlying conversion of 3,000,000 shares Series A Preferred Stock outstanding as of July 15, 2025.

	Common Stock Beneficially	Percentage of Common Stock	Voting	Percentage of Voting Shares
Name of Beneficial Owner (1)	Owned	(2)	Shares	(3)
5% Stockholders
Alpha Consulting Group (4)	15,000,000	40.74%	30,000,000	44.90%
AKNM Irrevocable Trust (5)	15,000,000	40.74%	30,000,000	44.90%

Current Executive Officers and Directors
Deborah Kenney (6)	15,000,000	40.74%	30,000,000	44.90%
Marilu Brassington (7)	–	*	–	*
Peter J. D’Arruda (8)	5,800,000	15.34%	5,800,000	8.55%
Randy Ullrich (9)	500,000	1.34%	500,000	*

Total Executive Officers and Directors	21,300,000	55.59%	36,300,000	53.14%

* Less than once percent

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of July 15, 2025 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding July 15, 2025, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of July 15, 2025.

(2)	The number of common shares outstanding used in computing the percentages is 36,814,525, including all shares of Series A Preferred Stock on an as converted basis into Common Stock. Each 1 share of Series A Preferred Stock converts into 10 shares of Common Stock.

(3)	The number of Voting Shares used in computing the Percentage of Voting Shares is based on 66,814,525 shares as the 3,000,000 shares of Series A Preferred Stock outstanding are entitled to an aggregate of 60,000,000 votes or twenty (20) votes per share. Please see “Description of Securities” for further information.

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(4)	Included within Alpha Consulting Group’s ownership is 1,500,000 shares of the Company’s Series A Preferred Stock that are convertible into15,000,000 shares of Common Stock. All the holder’s Series A Preferred Stock is outstanding. The address for Alpha Consulting Group is 19448 Laroda Lane, Santa Clarita, CA 91350 and its control person is Deborah Kenney, the Company’s President and CEO.

(5)	Included within AKNM Irrevocable Trust’s ownership is 1,500,000 shares of the Company’s Series A Preferred Stock that are convertible into 15,000,000 shares of Common Stock. All of the holder’s Series A Preferred Stock is outstanding. The address for AKNM Irrevocable Trust is 18200 Von Karmen, Suite 800, Irvine, CA 92612 and its control person is Pablo Penaloza.

(6)	Included within Ms. Kenney’s ownership is 1,500,000 shares of Series A Preferred Stock, reflected in Footnote 4 above. The address for Ms. Kenney is 19448 Laroda Lane, Santa Clarita, CA 92612. Ms. Kenney is the control person for Alpha Consulting Group. The shares held by Alpha Consulting are also listed as beneficially owned by Ms. Kenney in Footnote 4 above.

(7)	The address for Ms. Brassington is 2816 Ladbrook Way, Thousand Oaks, CA 91361.

(8)	The address for Mr. D’Arruda is 124 Poppleford Place, Cary, NC 27518. The shares beneficially owned include: (i) 4,800,000 shares of Common Stock held by Mr. D’Arruda, and (ii) 1,000,000 shares of Common Stock that are issuable to Mr. D’Arruda pursuant to his stock grant on August 21, 2025. The shares beneficially owned exclude any shares of Common Stock issuable pursuant to the Revolving Note held by RidePair Programming LLC (an entity controlled by Mr. D’Arruda) as the Revolving Note may only be converted into Common Stock at maturity, upon an event of default, or upon a change of control of the Company. Upon such an event, the Revolving Note may be converted at the option of the holder at a price per common share of $0.50. As of July 15, 2025, principal and accrued interest owed under the Revolving Note is of $2,189,245.

(9)	The address for Mr. Ullrich is 983 Marisa Lane, Encinitas, CA 92024. Mr. Ullrich was granted 2.5 million shares on October 1, 2024. The shares vest 500,000 shares per year for each of the next five years. As the initial vesting occurs on October 1, 2025, and accordingly, 500,000 of the shares are included in the beneficial ownership calculation for Mr. Ullrich.

Series A Preferred Stock

Percentage ownership in the following table is based on 3,000,000 shares of Series A Preferred Stock outstanding as of July 15, 2025.

	Series A Preferred Stock	Percentage of Series A
Name of Beneficial Owner (1)	Beneficially Owned	Preferred Stock	Voting Shares (1)	Percentage of Voting Shares (2)
5% Stockholders
Alpha Consulting Group	1,500,000	50.00%	30,000,000	44.90%
AKNM Irrevocable Trust	1,500,000	50.00%	30,000,000	44.90%

Total	3,000,000	100.00%	60,000,000	89.80%

(1)	Each share of Series A Preferred Stock is entitled to 20 votes per share for matters brought before shareholders requiring a vote.

(2)	The number of Voting Shares used in computing the Percentage of Voting Shares is 66,814,525, which includes 6,814,525 shares of Common Stock outstanding each with one vote and 3,000,000 shares of Series A Preferred Stock outstanding each with 20 votes per share. Please see “Description of Securities” for further information.

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SECURITIES OFFERED

This is a public offering of securities of RidePair Inc. We are offering 50,000 shares of our Series B Preferred Stock at an offering price of $1,000.00 per share. Additionally, up to 5,000 additional shares of Series B Preferred Stock are issuable as the Incentive Shares. See the Section of this Offering Circular entitled “Plan of Distribution” for a further description of the Incentive Shares. The description of the Series B Preferred Stock is included below in “Description of Securities”.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws, as amended to date. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Current Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	300,000,000	6,814,525	1 per share
Series A Preferred Stock	0.0001	3,000,000	3,000,000	20 per share
Series B Preferred Stock	0.0001	100,000	0	none

Capitalization After the Offering

Security	Par Value	Authorized	Outstanding		Voting Rights
Common Stock	0.0001	300,000,000	6,814,525		1 per share
Series A Preferred Stock	0.0001	3,000,000	3,000,000		20 per share
Series B Preferred Stock	0.0001	100,000	60,500	(1)	none

(1)	Assumes that all Offered Shares of the Company’s Series B Preferred Stock are sold in the offering and (i) that all investors purchasing shares in this offering meet the Incentive Threshold and receive 5,000 aggregate Incentive Shares and (i) that the PIK Dividend shares are paid for the period commencing on July 15, 2025 through July 15, 2026.

Capitalization After Conversions of all Preferred Stock

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock (1)(2)	0.0001	300,000,000	61,014,525	1 per share
Series A Preferred Stock (1)	0.0001	3,000,000	0	N/A
Series B Preferred Stock (2)	0.0001	100,000	0	N/A

(1)	Assumes that all 3,000,000 shares of the Company’s Series A Preferred Stock have been converted into 30,000,000 shares of Common Stock.
(2)	Assumes the offering is fully subscribed and all such (i) 50,000 Offered Shares (convertible into 20,000,000 shares of Common Stock), (ii) 5,000 Incentive Shares (assuming 100% of Investors received Incentive Shares by meeting the Incentive Threshold) (convertible into 2,000,000 shares of Common Stock), and (iii) 5,500 PIK Dividend Shares (assuming PIK Dividends are paid for all Offered Shares for the period commencing on July 15, 2025 through July 15, 2026) (convertible into 2,200,000 shares of Common Stock); are issued and subsequently converted into Common Stock. All shares of Series B Preferred Stock initially convert by dividing the stated value per share ($1,000) by the conversion price of $2.50, subject to adjustment.

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Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred stock, par value $.0001.

Series A Preferred Stock

The Company designated a series of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) providing that the rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock of the Company are as follows:

(a) Designation, Amount and Par Value. This series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” and the number of shares of such series shall be 3,000,000 shares.

(b) Voting. Each share of Series A Preferred Stock will entitle the holder thereof to twenty (20) votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series A Preferred Stock and the holders of Common Stock and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

(c) Dividends. The holders of outstanding Series A Preferred Stock shall only be entitled to receive dividends upon declaration by the Board of Directors of a dividend payable on the Corporation’s Common Stock whereupon the holders of the Series A Preferred Stock shall receive a dividend on the number of shares of Common Stock which each share of Series A Preferred Stock is convertible.

(d) Conversion. Subject to the provisions of this subdivision (6), the holder of record of any share or shares of Series A Preferred Stock shall have the right, at their individual option, at any time and from time to time, to convert one (1) share of Series A Preferred Stock into ten (10) fully paid and nonassessable shares of Common Stock of the Company.

As of September 30, 2024 and 2023, and July 15, 2025, the Company had 3,000,000 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

The Company has filed a Certificate of Designation with the Secretary of State of the State of Delaware. The Series B Preferred Stock has have the rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock as follows:

(a) Designation, Amount and Par Value. The Series B Preferred Stock is be designated as Series B 10% Convertible Preferred Stock and the number of shares so designated is 100,000. Each share of Series B Preferred Stock has have a par value of $0.0001 per share and a stated value of $1,000 per share.

(b) Closing. Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account.

(c) Voting. The holders of shares of Series B Preferred Stock are not be entitled to vote with the holders of Common Stock on any matters submitted to a vote of stockholders of the Company, except as otherwise provided by law or with respect to certain customary negative covenants, such as amending the organizational documents of the Company in a matter negative to the holders of Series B Preferred Stock, increasing the authorized shares of preferred stock, or creating senior preferred stock with respect to dividends or distributions on liquidation.

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(d) Dividends. The Series B Preferred Stock earn dividends at the rate of 10% per annum from issuance (“Dividends”). For the periods commencing on each closing of this offering through July 15, 2026, all Dividends will be paid through the issuance of additional shares of Series B Preferred Stock (also referred to as “PIK Dividends”) with any fractional share resulting therefrom, being paid in cash in lieu of the PIK Dividend. Thereafter, from July 16, 2026 through July 15, 2030, all Dividends, to the extent legally available, will be paid in cash on a quarterly basis on each occurrence of January 15th, April 15th, July 15th and October 15th. Such cash Dividends will be paid through the return of capital from the escrowed funds from this offering and then through the Company’s profits, to the extent legally available under Delaware law. The final Dividend payment will be payable on July 15, 2030.

The Company will deposit 10% of the proceeds from this offering into an escrow account of the Company’s choosing, as a contingency to make the payments to the holders of the Series B Preferred Stock for any cash Dividends required to be paid (whether for cash payments for fractional shares for PIK Dividends or for required cash Dividends occurring after July 15, 2026. The Company will be required to have sufficient operating profits to continue making cash payments for the Dividends. In the event the Company does not have sufficient profits, it will use the escrowed funds as a return on capital as opposed to a dividend and the Series B Preferred Stock holders will be informed through the dividend statements accompanying the cash Dividends and with their tax statements that they are not receiving net profits, and that they should not assume that the source of these distributions are net profits. If Dividends are paid from operating profits, then the Company will move the escrowed capital to its operating account and use the capital for general working capital.

(e) Conversion.

(i) Conversion at Option of Holder - Each one (1) share of Series B Preferred Stock shall be convertible into shares of Common Stock by the holder, based on the stated value ($1,000) divided by a conversion price of $2.50, subject to adjustment for stock splits, dividends, pro rata distributions, and fundamental transactions.

(ii) Conversion at the Option of the Company – in case of an acquisition of the Company at an aggregate price per share more than $2.50 per share of Common Stock, or in the event that the shares of Common Stock are publicly tradeable at a price equal to or greater than $4.00 per share, the Company shall have the right to force the holders to convert the Series B Preferred Stock into Common Stock at the same conversion price; provided however that no such forced conversion will be effective unless applied ratably to all of the holders based on each holder’s initial purchases of Series B Preferred Stock (including any Incentive Shares received in connection with such purchase). On July 15, 2030, any Series B Preferred Stock that is outstanding, shall be automatically converted into Common Stock at the same conversion price, provided that all Dividends have been paid through July 15, 2030.

(f) Adjustments. In the event of a fundamental transaction, as described in the Certificate of Designation for the Series B Preferred Stock, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the Series B Preferred Stock holders will be entitled to receive upon conversion of their shares into Common Stock, the kind and amount of securities, cash or other property that the holders would have received had they converted their Series B Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B Preferred Stock.

(g) Beneficial Ownership Limitation. With respect to any conversions of Series B Preferred Stock, the holder shall not have the right to convert any amount to the extent that after giving effect to the conversion, such holder (together with its affiliates and persons acting as a group) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of the Series B Preferred Stock by Holder (the “Beneficial Ownership Limitation”). Upon notice to the Company, a holder of Series B Preferred Stock may increase or decrease the Beneficial Ownership Limitation applicable to such holder’s Series B Preferred Stock, provided that the Beneficial Ownership Limitation may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock held by such holder. Any such increase to the Beneficial Ownership Limitation by a holder will not be effective until the 61st day after such notice is delivered to the Company.

The Company has no shares of Series B Preferred Stock outstanding.

Common Stock

The Company is authorized to issue 300,000,000 shares of Common Stock, par value $.0001.

The Delaware Statues provides that the holders of the Common Stock shall have one vote per share. In addition, except as otherwise required by law, as provided in this Articles of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the Board with respect to any series of the Preferred Stock, on any matter presented to the holders of Common Stock and Preferred Stock for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

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Holders of the Common Stock will have no preemptive or conversion rights or other subscription rights. The Bylaws of the Company provide that the holders of Common Stock shall not have a right to cumulative voting. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future. Additionally, the Bylaws may be amended by the Company’s stockholders or the Board of Directors.

As of September 30, 2024 and 2023, the Company had 6,484,525 and 4,631,675 shares of Common Stock outstanding, respectively. As of July 15, 2025, the Company had 6,814,525 shares of Common Stock outstanding.

Delaware Anti-Takeover Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Our certificate of incorporation and by-laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate more than 20 percent (20%) of the votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the ability of our board of directors, by majority vote, to amend our by-laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition; and

•	advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware Anti-Takeover Statute

We are also subject to certain anti-takeover provisions under the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). These provisions in our certificate of incorporation and by-laws and under Delaware law could discourage potential takeover attempts.

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DIVIDEND POLICY

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future, except for the dividends payable on the Series B Preferred Stock issued in this offering. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any other payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Series B Preferred Stock Dividend Policy

The Series B Preferred Stock will accrue Dividends beginning on the applicable closing date, at a cumulative rate of 10% per year, based on a 360 day year, consisting of twelve (12) equal thirty (30) day months. Dividend payments will be made on January 15, April 15, July 15th, and October 15th of each year. Notwithstanding, the first Dividend payment will be made on July 15, 2026 and will be paid in kind in Series B Preferred Stock (also called a PIK Dividend), except that any PIK Dividend that would result in a fractional share payment will have such fractional share payment paid in cash. All Dividend payments to be made after July 15, 2026, will be paid in cash. The final Dividend payment will be on July 15, 2030.

The Company will allocate 10% of the proceeds from this offering into an escrow account of the Company’s choosing, as a contingency to make the payments to the holders of the Series B Preferred Stock for any cash Dividends required to be paid (whether for cash payments for fractional shares for PIK dividends or for required cash Dividends occurring after July 15, 2026. The Company anticipates that it will have sufficient operating profits to continue making cash payments for the Dividends, as required, but there can be no assurances that such operating profits are realized. In the event the Company does not have sufficient profits, it will use the escrowed funds as a return on capital as opposed to a dividend and the Series B Preferred Stock holders will be informed through the dividend statements accompanying the cash Dividends and with their tax statements that they are not receiving net profits, and that they should not assume that the source of these distributions are net profits. If Dividends are paid from operating profits, then the Company will move the escrowed capital to its operating account and use the capital for general working capital

Transfer Agent

The Company is acting as its own transfer agent at the time of this filing, may retain a transfer agent in the future.

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SHARES ELIGIBLE FOR FUTURE SALE

There is no market for our Series B Preferred Stock or the Common Stock underlying such Series B Preferred Stock. Future sales of substantial amounts of our Common Stock, or securities or other instruments convertible into our Common Stock, in the public or private market, or the perception that such sales may occur, could adversely affect the potential future market price or value of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock, once and if our Common Stock begins trading on a quoted exchange, in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

52

LEGAL MATTERS

Certain legal matters with respect to the shares of Series B Preferred Stock offered hereby will be passed upon by the Silvestre Law Group, P.C. whose address is 2629 Townsgate Rd., Suite 215, Westlake Village, CA 91361.

EXPERTS

The financial statements of RidePair Inc. for the years ended September 30, 2024 and 2023, included in this Offering Statement have been audited by Victor Mokuolu, CPA PLLC an independent auditor, as stated in their report thereon and incorporated by reference in this Offering Statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A pursuant to Regulation A promulgated under the Securities Act with respect to the shares of Series B Preferred Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Series B Preferred Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the qualification of the offering statement, we will become subject to the informational reporting requirements that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

53

RIDEPAIR INC.

FINANCIAL STATEMENTS

F-1

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of RidePair Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RidePair, Inc. (the “Company”) as of September 30, 2024, and September 30, 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows, for the years ended September 30, 2024, and September 30, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and September 30, 2023, and the results of its operations and its cash flows for the years ended September 30, 2024, and September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 2, Going Concern, to the financial statements, the Company has incurred losses totaling $5,246,049 since inception, has not yet generated revenue from its operations; and as of September 30, 2024, and September 30, 2023, the Company had a working capital deficit of $805,009 and $369,458, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2, Going Concern, to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board of Directors (audit committee equivalent) and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2025.
Houston, Texas

June 9, 2025

www.vmcpafirm.com | Ph: 713.588.6622 | Fax: 1.833.694.1494 | ask@vmcpafirm.com

F-2

RIDEPAIR INC.

BALANCE SHEETS

	September 30, 2024	September 30, 2023
ASSETS
Current Assets:
Cash	$27,952	$322,112
Total Current Assets	27,952	322,112

Software development	647,600	267,200
TOTAL ASSETS	$675,552	$589,312

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$810,700	$625,690
Related party credit card payable	22,261	10,882
Convertible notes payable, short-term including accrued interest	–	55,000
Total Current Liabilities	832,961	691,570

Long term business loans	35,796	–
Related party payable (deferred compensation)	765,500	630,500
Related party loan including accrued interest	1,202,220	894,178
Total Long - Term Liabilities	2,003,516	1,524,678

Total Liabilities	$2,836,477	$2,216,248

Stockholders’ Deficit:
Preferred stock; 10,000,000 shares authorized, $0.0001 par value:
Series A Preferred Stock; 3,000,000 authorized, par value $0.0001, as of September 30, 2024 and September 30, 2023, there are 3,000,000 and 3,000,000 shares outstanding, respectively	300	300
Common stock: 300,000,000 authorized, $0.0001 par value, as of September 30, 2024 and September 30, 2023, there are 6,484,525 and 4,631,675 shares outstanding, respectively	648	463
Additional paid-in capital	3,084,197	2,128,532
Accumulated deficit	(5,246,069)	(3,756,233)
Total Stockholders’ Deficit	(2,160,924)	(1,626,938)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$675,552	$589,312

The accompanying notes are an integral part of these financial statements

F-3

RIDEPAIR INC.

STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2024	2023

Revenues	$–	$–
Cost of revenue	–	–
Gross Profit	–	–

Operating Expenses
General and administrative	94,148	41,552
Professional fees	1,099,223	1,072,892
Amortization	178,600	66,800
Total Operating Expenses	1,371,971	1,181,244

Loss from operations	(1,371,971)	(1,181,244)

Other Expense
Other income (expense)	94	28
Interest expense	(117,959)	(35,065)
Net Other Expense	(117,865)	(35,065)

Net Loss	$(1,489,836)	$(1,216,281)

Net Loss Per Common Share: Basic and Diluted	$(0.29)	$(0.47)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	5,134,551	3,587,510

The accompanying notes are an integral part of these financial statements

F-4

RIDEPAIR INC.

STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT

For the years ended September 30, 2024 and 2023

	Series Preferred Stock		Common Stock		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholder’s Deficit
Balance September 30, 2022	3,000,000	$300	3,316,325	$332	$1,468,413	$(2,539,952)	$(1,071,007)
Common shares issued for warrants	–	–	110,000	111	54,989	–	55,000
Common shares issued for stock compensation	–	–	1,200,000	120	599,880	–	600,000
Common shares issued for convertible notes including accrued interest	–	–	5,350	1	5,349	–	5,350
Net loss for the twelve months ended September 30, 2023	–	–	–	–	–	(1,216,281)	(1,216,281)
Balance September 30, 2023	3,000,000	$300	4,631,675	$463	$2,128,532	$(3,756,,233)	$(1,626,938)

Balance - September 30, 2023	3,000,000	$300	4,631,675	$463	$2,128,532	$(3,756,233)	$(1,626,938)
Common shares issued for warrants	–	–	394,000	39	196,961	–	197,000
Common shares issued for stock compensation	–	–	1,400,000	140	699,860	–	700,000
Common shares issued for convertible notes including accrued interest	–	–	58,850	6	58,844	–	58,850
Net loss for the twelve months ended September 30, 2024	–	–	–	–	–	(1,489,836)	(1,489,836)
Balance - September 30, 2024	3,000,000	$300	6,484,525	$648	$3,084,197	$(5,246,069)	$(2,160,924)

The accompanying notes are an integral part of these financial statements.

F-5

RIDEPAIR INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2024	2023

OPERATING ACTIVITIES:

Net loss	$(1,489,836)	$(1,216,281)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation	700,000	600,000
Conversion of accrued interest	3,850	350
Amortization of software development	178,600	66,800
Accrued interest	108,042	34,368
Related party payable - deferred compensation	135,000	170,500
Accounts payable and accrued liabilities	196,389	186,571
Net Cash Used by Operating Activities	(167,956)	(157,792)

INVESTING ACTIVITIES:

Software development	(559,000)	(334,000)
Net Cash Used in Investing Activities	(559,000)	(334,000)

FINANCING ACTIVITIES:

Proceeds from exercise of warrants	197,000	55,000
Proceeds from issuance of convertible notes payable	–	55,000
Long term business loans	35,796	–
Related party loan	200,000	649,750
Net Cash Provided by Financing Activities	432,796	759,750

Net increase (decrease) in cash	(294,160)	268,058
Cash, beginning of period	322,112	54,054
Cash, end of period	$27,952	$322,112

Supplemental cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Non-cash transactions:
Issuance of convertible Notes Payable	$–	$55,000
Conversion of note payable in exchange	$55,000	$5,000

The accompanying notes are an integral part of these financial statements

F-6

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ridepair Inc. (hereinafter “RidePair”, the “Company”, “Our”, “We”, or “Us”) was incorporated under the laws of the State of Delaware on November 20, 2018 under the name of Bit Forge L.A. Inc. On August 20, 2020, the Company filed an Amended and Restated Certificate of Incorporation changing the name of the corporation to RidePair Inc. Our principal executive office is located at 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405 and our telephone number is (818) 770-5933. Our website address is www.ridepair.io. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

The Company will generate revenue from Rides shares and commuters (“Users)”. The users will download the app and the company will generate revenues from the users using the app similarly to any ridesharing app.

NOTE 2 – GOING CONCERN

As of September 30, 2024, the Company has incurred losses totaling $5,246,069 since inception, has not yet generated revenue from its operations, and will require additional funds to maintain our operations. As of September 30, 2024 and September 30, 2023, the Company had a working capital deficit of $805,009 and $369,458, respectively.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through continued financial support from its stockholders, the issuance of debt securities and private placements of common stock.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or, if additional capital is needed that such funds, if available, will be obtainable in terms of satisfactory to the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-7

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

All figures are in U.S. Dollars.

The fiscal year end is September 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, stock-based compensation, accounting for preferred stock, and the valuation of acquired assets and liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had cash on hand of $27,952 and $322,112 as of September 30, 2024 and 2023, respectively. The Company had no cash equivalents as of September 30, 2024 and 2023.

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Topic 606, “Revenue from Contacts with Customers” (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

F-8

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Accounts Receivable

The Company does not currently maintain reserves for potential credit losses on accounts receivable in accordance with ASC 326 Financial Instruments Credit Losses since the Company is not yet selling its technology. Once the Company sells its technology, management will review the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves will be recorded primarily on a specific identification basis. As of September 30, 2024 and 2023, the Company did not have an allowance for doubtful accounts.

Convertible Debt

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity, and second whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument or certain convertible preferred stock would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. Generally, characteristics that require derivative treatment include, among others, when the conversion feature is not indexed to the Company’s equity, as defined in ASC 815-40, or when it must be settled either in cash or by issuing stock that is readily convertible to cash. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the balance sheet at fair value, with any changes in its fair value recognized currently in the statements of operations.

Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-9

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions. With limited exceptions, we remain subject to Internal Revenue Service (“IRS”) examination of our income tax returns filed within the last three (3) years, and to California Franchise Tax Board examination of our income tax returns filed within the last four (4) years. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

At September 30, 2024 and 2023, the Company recognized a full valuation allowance against the recorded deferred tax assets.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Net Loss per Share

The Company follows ASC 260, “Earnings per Share” (“EPS”), which requires presentation of basic EPS on the face of the Statements of Operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share are computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share reflect the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s earnings subject to anti-dilution limitations. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact.

For the years ended September 30, 2024, and 2023, potentially dilutive common shares consist of common stock issuable upon the conversion of convertible notes payable. All potentially dilutive securities related to these convertible notes payable were excluded from the computation of diluted weighted average number of shares of common stock outstanding as they would have had an anti-dilutive impact.

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. During the years ended September 30, 2024 and 2023, the Company’s did not have any component of comprehensive income.

F-10

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Contingencies

The Company follows ASC 450-20, “Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no loss contingencies as of September 30, 2024 and 2023.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company evaluated the effects of adopting ASU 2016-02 on its financial statements and determined that there are no leases for evaluation.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has evaluated this ASU and there was no impact the financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

Management does not believe any other recently issued, but not yet effective accounting pronouncements would have a material effect on our present or future financial statements.

F-11

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 4 – SOFTWARE DEVELOPMENT

Software development at September 30, 2024 and 2023 consists of the following:

	September 30, 2024	September 30, 2023
Software development	$893,000	$334,000
Less: accumulated amortization	(245,400)	(66,800)
Total Software development	$647,600	$267,200

1.	Per ASC 360, the Company has capitalized costs associated with software development and is amortizing it over 60 months. Part of the cost of the CEO has been allocated to software development. Approximately 20% of her time has dedicated to the apps development and has therefore be included in the software development. As of September 30 2024 and 2023 the value of the CEO time is approximately $72,000 and $54,000, respectively. The app is currently in beta testing and is expected to be fully operational in the second calendar quarter of 2025. The initial roll out of the app is expected to be in California.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities and credit card payable at September 30, 2024 and 2023 consist of the following:

	September 30, 2024	September 30, 2023

Accounts payable and accrued liabilities	$810,700	$625,690
Total accounts payable and accrued liabilities	$810,700	$625,690

The Company accounts payable is made up of deferred consulting fee to Orange County Investment Financial Group (“OCIFG”) and a payable to another consulting vendor. OCIFG is a vendor that the Company uses for the design and implementation of it software app. This payable bears no interest and is payable in cash. As of September 30, 2024 and 2023, the amount owed to OCIFG is $782,500 and $625,000, respectively. The other vendor was owed $28,200 and $690 as of September 30, 2024 and 2023, respectively.

NOTE 6 – RELATED PARTY CREDIT CARD PAYABLE

Related party credit card payable at September 30, 2024 and 2023 consist of the following:

	September 30, 2024	September 30, 2023

Related party credit card payable	$22,261	$10,881
Total related party credit card payable	$22,261	$10,881

The Company has one credit card with a payable balance of $22,261 and $10,881 as of September 30, 2024 and 2023, respectively.

F-12

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 7 – CONVERTIBLE NOTES PAYABLE – SHORT TERM

Convertible Notes payable at September 30, 2024 and 2023 consist of the following:

	September 30, 2024	September 30, 2023

Convertible note payable – short term	$–	$55,000
Total convertible notes payable	–	55,000
Add: accrued interest	–	–
Total convertible notes payable – short term	$–	$55,000

The Company entered into three convertible note agreements bearing an interest rate of 7% with 2 private investors with a 12-month term. The notes ranked senior to all other obligations. The securities convert into common shares at a conversion price of $1.00 any time prior to maturity.

One convertible note of $5,000 with accrued interest of $350 was converted on September 9, 2023 for 5,350 common shares.

Convertible note payable balances – short term was $55,000 for the twelve months ended September 30, 2023 and were fully converted as of September 30, 2024, respectively.

NOTE 8 – LONG TERM BUSINESS LOAN

Long term business loan at September 30, 2024 and 2023 consists of the following:

	September 30, 2024	September 30, 2023

Long term business loan	$32,462	$–
Accrued Interest	3,334	–
Long term business loan	$35,796	$–

The Company entered into a long-term business loan of $47,100 on February 28, 2024. The monthly payment is $2,434 and accrues interest of $471 per month.

The outstanding balance is $32,462 of principal and $3,334 of accrued interest as of September 30, 2024.

F-13

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 9 – RELATED PARTY PAYABLE- DEFERRED COMPENSATION

Related party payable, deferred compensation, at September 30, 2024 and 2023 consists of the following:

	September 30, 2024	September 30, 2023

Related party payable-deferred compensation	$765,500	$630,500
Related party payable-deferred compensation	$765,500	$630,500

The Company has one officer that has deferred their compensation. This officer accrued compensation of $30,000 per month for fiscal years 2022,2023 and 2024 which represents $360,000 per year. The outstanding balance as of September 30, 2024 and 2023 is $765,500 and $630,500, respectively.

NOTE 10 – RELATED PARTY LOAN

Related Party Loan at September 30, 2024 and 2023 consists of the following:

	September 30, 2024	September 30, 2023

Related party loan	$1,024,599	$824,600
Accrued interest	177,620	68,978
Related party loan	$1,202,220	$894,178

The Company has received a loan from Ridepair Programming, LLC bearing an interest rate of 10% per annum. Ridepair Programming is not a subsidiary of the Company, it is a separate entity, and controlled by a related party. As of September 30, 2024 and 2023, the outstanding principal balance is $1,024,599 and $824,600, respectively, and accrued interest of $177,620 and $68,978, respectively, for a total outstanding loan balance of $1,202,220 and $894,178, respectively.

NOTE 11 – STOCKHOLDERS’ DEFICIT

Authorized Capital Stock:

The Company’s authorized capital stock consists of (a) 300,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

Common Stock:

The Delaware Statues provides that the holders of the Common Stock shall have one vote per share. In addition, except as otherwise required by law, as provided in the Company’s articles of incorporation, as amended, the Company’s Bylaws and as otherwise provided in the resolution or resolutions, if any, adopted by the Board with respect to any series of the Preferred Stock, on any matter presented to the holders of Common Stock and Preferred Stock for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

F-14

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 11 – STOCKHOLDERS’ DEFICIT (cont’d)

Holders of the Common Stock will have no preemptive or conversion rights or other subscription rights. The Bylaws of the Company provide that the holders of Common Stock shall not have a right to cumulative voting. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future. Additionally, the Bylaws may be amended by the Company’s stockholders or the Board of Directors.

As of September 30, 2024 and 2023, the Company had 6,484,525 and 4,631,675 shares of Common Stock outstanding, respectively.

Preferred Stock:

The Company has filed a Certificate of Designation with the Secretary of State of the State of Delaware for the 3,000,000 shares of Series A Preferred Stock providing that the rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock of the Company are as follows: Series A preferred shares shall convert on a 10:1 basis with the common stock. Series A Preferred holders shall be entitled to twenty votes per Series A Preferred Share; and shall be senior to common stock.

As of September 30, 2024 and 2023, the Company had 3,000,000 and 3,000,000 shares of Series A Preferred Stock outstanding, respectively.

Issuances of Common Stock

During the quarter ended September 30, 2024, the Company issued 50,000 shares of common stock to Douglas R. Hansen who exercised his warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended September 30, 2024, the Company issued 1,000,000 shares of common stock to Peter D’Arruda as a stock grant (Grant No. 2020.05) for professional services.

During the quarter ended September 30, 2024, the Company issued 9,000 shares of common stock to Syed Haque who exercised their warrant and purchased 9,000 shares at $.50 a share in cash.

During the quarter ended June 30, 2024, the Company issued 200,000 shares of common stock to John Holehouse who exercised their warrant and purchased 200,000 shares at $.50 a share in cash.

During the quarter ended June 30, 2024, the Company issued 25,000 shares of common stock to Emery Pelletier who exercised their warrant and purchased 25,000 shares at $.50 a share in cash.

During the quarter ended June 30, 2024, the Company issued 300,000 shares of common stock to Peter D’Arruda Marketing stock compensation which was approved by the Board in August, 2023.

F-15

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 11 – STOCKHOLDERS’ DEFICIT (cont’d)

During the quarter ended June 30, 2024, the Company issued 26,750 shares of common stock to for convertible note issued to Mayo Woodward with a value of $25,000 plus accrued interest of $1,750.

During the quarter ended June 30, 2024, the Company issued 26,750 shares of common stock to for convertible note issued to Mayo Woodward with a value of $25,000 plus accrued interest of $1,750.

During the quarter ended June 30, 2024, the Company issued 50,000 shares of common stock to Michael Bachmannn who exercised their warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2024, the Company issued 100,000 shares of common stock to Paul Rogers as a stock grant (Grant No. 2020.06) for professional services.

During the quarter ended March 31, 2024, the Company issued 10,000 shares of common stock to Syed Haque who exercised their warrant and purchased 10,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2024, the Company issued 5,350 shares of common stock to for convertible note issued to Johnny C Anderson with a value of $5,000 plus accrued interest of $350.

During the quarter ended December 31, 2023, the Company issued 50,000 shares of common stock to Douglas R. Hansen who exercised their warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended September 30, 2023, the Company issued 1,000,000 shares of common stock to Peter D’Arruda as a stock grant (Grant No. 2020.05) for professional services.

During the quarter ended September 30, 2023, the Company issued 5,350 shares of common stock to for convertible note issued to Gerhard Lopez with a value of $5,000 plus accrued interest of $350.

During the quarter ended June 30, 2023, the Company issued 50,000 shares of common stock to Douglas R. Hansen who exercised their warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2023, the Company issued 10,000 shares of common stock to Syed Haque who exercised their warrant and purchased 10,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2023, the Company issued 50,000 shares of common stock to Douglas R. Hansen who exercised their warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2023, the Company issued 200,000 shares of common stock to Paul Rogers as a stock grant for professional services.

F-16

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 11 – STOCKHOLDERS’ DEFICIT (cont’d)

Issuance of Series A Preferred Stock

During the quarter ended December 31, 2019, the Company issued 1,500,000 shares of Series A Preferred Stock to Alpha Consulting Group for consulting services at $.10 a share. Each share converts to common stock at a 10:1 ratio and allows the holder to 20 votes for each share.

During the quarter ended December 31, 2019, the Company issued 1,500,000 shares of Series A Preferred Stock to AKNM Irrevocable Trust for consulting services at $.10 a share. Each share converts to common stock at a 10:1 ratio and allows the holder to 20 votes for each share.

Warrants:

Warrants outstanding at September 30, 2024 and 2023:

	September 30, 2024	September 30, 2023

November 2019 Warrant	5,701,000	6,095,000
Total Outstanding	5,701,000	6,095,000

In November 2019, the Company issued a fully transferable warrant (the “November 2019 Warrant”) to its President granting the Holder the right to purchase the Company’s common stock at an exercise price of $0.50. The November 2019 Warrant had a term of 5 years. During the year ended September 30, 2023, Holders exercised the November 2019 Warrant into 110,000 shares of common stock. During the year ended September 30, 2024, Holders exercised the November 2019 Warrant into 394,000 shares of common stock. Between October, 2024 and December 1, 2024, an additional 230,000 warrants were exercised for $115,000 in cash. Per the terms of the warrant, all warrants expire December 1, 2024 if not exercised.

NOTE 12 – INCOME TAXES

The actual income tax provision differs from the “expected” tax computed by applying the Federal corporate tax rate of 21% to the income before income taxes as follows:

	Year Ended September 30,
	2024	2023
“Expected” income tax benefit	$308,164	$252,046
State tax expense, net of Federal benefit	–	–
Change in valuation allowance	(308,164)	(252,046)
Other	–	–
Income tax provision	$–	$–

The change in the valuation allowance is due to the tax effect of increase in net operating losses due to our continued net losses.

F-17

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 12 – INCOME TAXES (cont’d)

The tax effects of temporary differences which give rise to significant portions of the deferred taxes are summarized as follows:

	September 30, 2024	September 30, 2023
Deferred tax assets:
Inventory reserves	$–	$–
Allowances for bad debts and returns	–	–
Accrued expenses	–	–
Asset valuation reserves	–	–
Net operating loss carryforwards	(4,068,185)	(2,600,738)
Total deferred tax assets	(4,068,185)	(2,600,738)
Valuation allowance	4,068,185	2,600,738
	–	–
Deferred tax liabilities:
Deferred state taxes	–	–
Total deferred tax liabilities	–	–

Net deferred tax assets	$–	$–

As of September 30, 2024 and 2023, we had $4,068,185 and $2,600,738, respectively, in net operating loss carryforwards for federal and state income tax purposes. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. We consider the scheduled reversal of deferred tax assets, the level of historical taxable income and tax planning strategies in making the assessment of the realizability of deferred tax assets. We have identified the U.S. federal and California as our “major” tax jurisdiction. With limited exceptions, we remain subject to IRS examination of our income tax returns filed within the last three (3) years, and to California Franchise Tax Board examination of our income tax returns filed within the last four (4) years.

F-18

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended September 30, 2024 and 2023

NOTE 13 – SUBSEQUENT EVENTS

On October 1, 2024, Randy Ullrich, the Company’s Chief Technical Officer, was granted 2.5 million shares of common stock. The shares vest at 500,000 shares per year for 5 years with initial vesting on October 1, 2025.

During the quarter ended December 31, 2024, the Company issued 10,000 shares of common stock to Kenneth Yale who exercised his warrant and purchased 10,000 shares at $.50 a share for $5,000 in cash.

During the quarter ended December 31, 2024, the Company issued 10,000 shares of common stock to Frank C. Cigrang who exercised his warrant and purchased 10,000 shares at $.50 a share for $5,000 in cash.

During the quarter ended December 31, 2024, the Company issued 100,000 shares of common stock to Scott Krivis who exercised his warrant and purchased 100,000 shares at $.50 a share for $50,000 in cash.

During the quarter ended December 31, 2024, the Company issued 100,000 shares of common stock to Antero Tarvudd who exercised his warrant and purchased 100,000 shares at $.50 a share for $50,000 in cash.

During the quarter ended December 31, 2024, the Company issued 5,000 shares of common stock to Joe & Michele Henkelman who exercised their warrant and purchased 5,000 shares at $.50 for $2,500 in cash.

During the quarter ended December 31, 2024, the Company issued 5,000 shares of common stock to Insurance & Retirement Solutions who exercised their warrant and purchased 5,000 shares at $.50 a share for $2,500 in cash.

Effective December 1, 2024 all outstanding warrants expired if not already exercised. There were 1,169,000 warrants remaining that expired December 1, 2024. As a result, there are no longer any warrants outstanding effective December 1, 2024.

F-19

RidePair, Inc.

Balance Sheets

	March 31,	September 30,
	2025	2024
ASSETS
Current Assets:
Cash	$27,596	$27,952
Total Current Assets	27,596	27,952

Software development	812,850	647,600
TOTAL ASSETS	$840,446	$675,552

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$889,463	$810,700
Related party credit Card Payable	26,354	22,261
Business loans including accrued interest-current	37,866	–
Total Current Liabilities	953,683	832,961

Business Loans including accrued interest-long term	–	35,796
Related party payable -deferred compensation	826,800	765,500
Related party convertible note payable including accrued interest	1,754,112	1,202,220
Total Long - Term Liabilities	2,580,912	2,003,516

Total Liabilities	3,534,596	2,836,477

Stockholders’ Deficit:
Preferred Stock, Series A, par value $0.0001, authorized 3,000,000 issued and outstanding 3,000,000 at March 31, 2025 and September 30, 2024, respectively	300	300
Common stock, $0.0001 par value, Authorized 300,000,000, 6,814,525 and 6,484,525 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively	681	648
Additional paid-in capital	3,249,164	3,084,197
Accumulated deficit	(5,994,293)	(5,246,069)
Total Stockholders’ Deficit	(2,694,148)	(2,160,924)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$840,446	$675,552

The accompanying notes are an integral part of these financial statements

F-20

Ride Pair, Inc.

Statements of Operations

(unaudited)

	Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenues	$–	$–	$–	$–
Cost of revenue	–	–	–	–
Gross Profit	–	–	–	–

Operating Expenses
General and administrative	$95,597	$24,592	$202,145	$56,101
Professional fees	183,968	154,832	308,404	269,014
Amortization	58.450	30,100	110,750	60,200
Total Operating Expenses	338,015	209,523	621,299	383,315

Loss from operations	(338,015)	(209,523)	(621,299)	(383,315)

Other Expense
Other income (expense)	$10	$34	$28	$37
Interest expense	(45,171)	(32,761)	(76,953)	(57,236)
Net Other Expense	(45,161)	(32,727)	(76,925)	(57,199)

Net Loss	$(383,176)	$(242,250)	$(698,224)	$(442,513)

Net Loss Per Common Share: Basic and Diluted	$(0.057)	$(0.051)	$(0.104)	$(0.095)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	6,732,503	4,708,490	6,684,344	4,669,453

The accompanying notes are an integral part of these financial statements

F-21

Ride Pair, Inc.

Statements of Changes in Stockholders’ Deficit

For the six months ended March 31, 2025 and 2024

	Series Preferred Stock		Common Stock
	Number of		Number of		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance September 30, 2023	3,000,000	$300	4,631,675	$463	$2,128,532	$(3,756,233)	$(1,626,938)

Common stock issued for warrants	–	–	50,000	5	24,995	–	25,000
Common shares issued for convertible notes including accrued interest	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	(242,250)	(242,250)

Balance - December 31, 2023	3,000,000	$300	4,681,675	$468	$2,153,527	$(3,998,483)	$(1,844,188)

Common stock issued for warrants	–	–	10,000	1	4,999	–	5,000
Common shares issued for stock compensation	–	–	100,000	10	49,990	–	50,000
Common shares issued for convertible notes including accrued interest	–	–	32,100	3	32,097	–	32,100
Net loss	–	–	–	–	–	(200,263)	(290,352)

Balance - March 31, 2024	3,000,000	$300	4,823,775	$482	$2,240,613	$(4,198,746)	$(1,957,351)

Balance - September 30, 2024	3,000,000	$300	6,484,525	$648	$3,084,197	$(5,246,069)	$(2,160,924)

Common stock issued for warrants	–	–	230,000	23	114,977	–	115,000
Net loss	–	–	–	–	–	(315,049)	(315,049)

Balance - December 31, 2024	3,000,000	$300	6,714,525	$671	$3,199,174	$(5,561,118)	$(2,360,972)

Common shares issued for stock compensation	–	–	100,000	10	49,990	–	50,000
Net loss	–	–	–	–	–	(383,176)	(383,176)

Balance - March 31, 2025	3,000,000	$300	6,814,525	$681	$3,249,164	$(5,944,293)	$(2,694,148)

The accompanying notes are an integral part of these financial statements

F-22

Ride Pair, Inc.

Statement of Cash Flows

	For the Six Months Ended
	March 31,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(698,224)	$(442,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	50,000	50,000
Amortization of software development	110,750	60,200
Accrued interest	61,992	54,465
Related party payable - deferred compensation	61,300	143,000
Accounts payable and accrued liabilities	82,857	29,061
Net Cash used in operating activities	(331,325)	(105,787)

INVESTING ACTIVITIES:
Software development	(276,000)	(268,000)
Net Cash Used in Investing Activities	(276,000)	(268,000)

FINANCING ACTIVITIES:
Business loans proceeds	15,500	47,100
Business loans repayments	(13,430)	–
Proceeds from related party loan	489,900	–
Proceeds from exercise of warrants	115,000	30,000
Net Cash Provided by Financing Activities	606,970	77,100

Net decrease in cash	(356)	(296,688)
Cash, beginning of period	27,952	322,112
Cash, end of period	$27,596	$25,425

Supplemental cash flow information
Cash paid for interest	$3,028	$2,100
Cash paid for taxes	$–	$–

Non-cash transactions:
Conversions of convertible notes payable, accrued interest	$–	$30,000

The accompanying notes are an integral part of these financial statements

F-23

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Ridepair Inc. (hereinafter “RidePair”, the “Company”, “Our”, “We”, or “Us”) was incorporated under the laws of the State of Delaware on November 20, 2018 under the name of Bit Forge L.A. Inc. On August 20, 2020, the Company filed an Amended and Restated Certificate of Incorporation changing the name of the corporation to RidePair Inc. Our principal executive office is located at 2716 Ocean Park Blvd, Suite 1011, Santa Monica, CA 90405 and our telephone number is (818) 770-5933. Our website address is www.ridepair.io. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

The Company will generate revenue from Rides shares and commuters (“Users)”. The users will download the app and the company will generate revenues from the users using the app similarly to any ridesharing app.

NOTE 2 – GOING CONCERN

As of March 31, 2025, the Company has incurred losses totaling $5,944,293 (September 30, 2024 - $5,246,069) since inception, has not yet generated revenue from its operations, and will require additional funds to maintain our operations. As of March 31, 2025, the Company had a working capital deficit of $926,087 (2024 - $805,009) and incurred a loss for the three and six months ended March 31, 2025 of $383,176 and $698,224 (March 31, 2024 - $242,250 and $442,513).

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through continued financial support from its stockholders, the issuance of debt securities and private placements of common stock.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or, if additional capital is needed that such funds, if available, will be obtainable in terms of satisfactory to the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-24

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. The financial statements presented herein are unaudited and are intended for interim informational purposes only. These statements do not include all disclosures normally required in annual financial statements prepared in accordance with generally accepted accounting principles (GAAP). Accordingly, they should be read in conjunction with the Company’s audited annual financial statements and accompanying notes.

All figures are in U.S. Dollars.

The fiscal year end is September 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, stock-based compensation, accounting for preferred stock, and the valuation of acquired assets and liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had cash on hand of $27,596 and $27,952 as of March 31, 2025 and September 30, 2024, respectively. The Company had no cash equivalents as of March 31, 2025 and September 30, 2024.

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Topic 606, “Revenue from Contacts with Customers” (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

F-25

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Accounts Receivable

The Company does not currently maintain reserves for potential credit losses on accounts receivable in accordance with ASC 326 Financial Instruments Credit Losses since the Company is not yet selling its technology. Once the Company sells its technology, management will review the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves will be recorded primarily on a specific identification basis. As of March 31, 2025 and September 30, 2024, the Company did not have an allowance for doubtful accounts.

Convertible Debt

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity, and second whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument or certain convertible preferred stock would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. Generally, characteristics that require derivative treatment include, among others, when the conversion feature is not indexed to the Company’s equity, as defined in ASC 815-40, or when it must be settled either in cash or by issuing stock that is readily convertible to cash. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the balance sheet at fair value, with any changes in its fair value recognized currently in the statements of operations.

Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The fair value of stock-based compensation awards has been estimated based on recent private market transactions involving the Company’s equity securities. These valuations incorporate observable pricing from arm’s-length transactions with independent third parties, adjusted as necessary for the rights, preferences, and restrictions associated with the specific awards granted. Given the illiquid nature of private markets and the limited frequency of transactions, these estimates require significant judgment and may not reflect the price at which the awards could ultimately be exchanged.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-26

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions. With limited exceptions, we remain subject to Internal Revenue Service (“IRS”) examination of our income tax returns filed within the last three (3) years, and to California Franchise Tax Board examination of our income tax returns filed within the last four (4) years. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

At March 31, 2025 and September 30, 2024, the Company recognized a full valuation allowance against the recorded deferred tax assets.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Net Loss per Share

The Company follows ASC 260, “Earnings per Share” (“EPS”), which requires presentation of basic EPS on the face of the Statements of Operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share are computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share reflect the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s earnings subject to anti-dilution limitations. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact.

For the years ended March 31, 2025 and September 30, 2024, potentially dilutive common shares consist of common stock issuable upon the conversion of convertible notes payable. All potentially dilutive securities related to these convertible notes payable were excluded from the computation of diluted weighted average number of shares of common stock outstanding as they would have had an anti-dilutive impact.

F-27

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Contingencies

The Company follows ASC 450-20, “Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no loss contingencies as of March 31, 2025 and September 30, 2024.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company evaluated the effects of adopting ASU 2016-02 on its financial statements and determined that there are no leases for evaluation.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has determined that there is only one reporting segment.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company has evaluating ASU has disclosed it has no impact on the interim financial statements and disclosures.

Management does not believe any other recently issued, but not yet effective accounting pronouncements would have a material effect on our present or future financial statements.

F-28

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 4 – SOFTWARE DEVELOPMENT

Software development at March 31, 2025 and September 30, 2024 consists of the following:

	March 31, 2025	September 30, 2024
Software development	$1,169,000	$893,000
Less: accumulated amortization	(356,150)	(245,400)
Total Software development	$812,850	$647,600

1.	Per ASC 360, the Company has capitalized costs associated with software development and is amortizing it over 60 months. Part of the cost of the CEO has been allocated to software development. Approximately 20% of her time has dedicated to the apps development and has therefore be included in the software development. Also included in software development costs is work completed by third parties. As of March 31 2025 and September 30, 2024 the value of the Chief Executive Officer time is approximately $36,000 and $72,000, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities and credit card payable at March 31, 2025 and September 30, 2024 consist of the following:

	March 31, 2025	September 30, 2024
Accounts payable and accrued liabilities	$889,463	$810,700
Total accounts payable and accrued liabilities	$889,463	$810,700

The Company accounts payable is made up of deferred consulting fee to Orange County Investment Financial Group (“OCIFG”) and a payable to another consulting vendor. OCIFG is a vendor that the Company uses for the design and implementation of it software app. This payable bears no interest and is payable in cash. As of March 31, 2025 and September 30, 2024, the amount owed to OCIFG is $838,500 and $782,500, respectively. The other vendor was owed $50,963 and $28,200 as of March 31, 2025 and September 30, 2024, respectively.

NOTE 6 – RELATED PARTY CREDIT CARD PAYABLE

Related party credit card payable at March 31, 2025 and September 30, 2024 consist of the following:

	March 31, 2025	September 30, 2024
Related party credit card payable	$26,354	$22,261
Total related party credit card payable	$26,354	$22,261

The Company has one credit card with a payable balance of $26,354 and $22,261 as of March 31, 2025 and September 30, 2024, respectively.

F-29

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 7 – BUSINESS LOAN

Business loan at March 31, 2025 and September 30, 2024 consists of the following:

	March 31, 2025	September 30, 2024
Business loan- current	$33,881	$–
Accrued Interest-current	3,985	–
Business loan- long term	–	32,462
Accrued Interest-long term	–	3,334
Business loan	$37,866	$35,796

The Company entered into a long-term business loan of $47,100 on February 28, 2024. The monthly payment is $2,434 and accrues interest of $471 per month. The company throughout the year drew down from the loan and made monthly payments.

The outstanding balance is $33,881 of principal and $3,985 of accrued interest as of March 31, 2025 which is classified as short term and $32,462 of principal and $3,334 of accrued interest as of September 30, 2024 which was classified as long term at that time.

NOTE 8 – RELATED PARTY PAYABLE- DEFERRED COMPENSATION

Related party payable, deferred compensation, at March 31, 2025 and September 30, 2024 consists of the following:

	March 31, 2025	September 30, 2024
Related party payable-deferred compensation	$826,800	$765,500
Related party payable-deferred compensation	$826,800	$765,500

The Company has one officer that has deferred their compensation. This officer accrued compensation of $30,000 per month for fiscal years 2022, 2023,2024 and 6 months ended March 31, 2025 which represents $360,000 per year and $180,000 for the 6 months ended March 31, 2025. The outstanding balance as of March 31, 2025 and September 30, 2024 is $826,800 and $765,500, respectively.

NOTE 9 – RELATED PARTY CONVERTIBLE NOTE PAYABLE

Related Party Loan at March 31, 2025 and September 30, 2024 consists of the following:

	March 31, 2025	September 30, 2024
Related party loan	$1,514,500	$1,024,599
Accrued interest	239,612	177,620
Related party loan	$1,754,112	$1,202,220

The Company has received a loan from Ridepair Programming, LLC bearing an interest rate of 10% per annum. Ridepair Programming is not a subsidiary of the Company, it is a separate entity, and controlled by a related party. This note matures on October 10, 2031 and is convertible at a fixed price per share of common stock of $.50 a share upon the occurrence of the earlier of: (i) the maturity date, (ii) default under the Revolving Note that remains uncured for five (5) days and (iii) a change of control of the Company (as described in the note). As of March 31, 2025 and September 30, 2024, the outstanding principal balance is $1,514,500 and $1,024,599, respectively, and accrued interest of $239,612 and $177,620, respectively, for a total outstanding loan balance of $1,754,112 and 1,202,220, respectively.

F-30

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 10 – STOCKHOLDERS’ DEFICIT

Authorized Capital Stock:

The Company’s authorized capital stock consists of (a) 300,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

Common Stock:

The Delaware Statues provides that the holders of the Common Stock shall have one vote per share. In addition, except as otherwise required by law, as provided in the Company’s articles of incorporation, as amended, the Company’s Bylaws and as otherwise provided in the resolution or resolutions, if any, adopted by the Board with respect to any series of the Preferred Stock, on any matter presented to the holders of Common Stock and Preferred Stock for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

Holders of the Common Stock will have no preemptive or conversion rights or other subscription rights. The Bylaws of the Company provide that the holders of Common Stock shall not have a right to cumulative voting. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future. Additionally, the Bylaws may be amended by the Company’s stockholders or the Board of Directors.

As of March 31, 2025 and September 30, 2024, the Company had 6,814,525 and 6,484,525 shares of Common Stock outstanding, respectively.

Preferred Stock:

The Company has filed a Certificate of Designation with the Secretary of State of the State of Delaware for the 3,000,000 shares of Series A Preferred Stock providing that the rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock of the Company are as follows: Series A preferred shares shall convert on a 10:1 basis with the common stock. Series A Preferred holders shall be entitled to twenty votes per Series A Preferred Share; and shall be senior to common stock.

As of March 31, 2025 and September 30, 2024, the Company had 3,000,000 and 3,000,000 shares of Series A Preferred Stock outstanding, respectively.

F-31

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 10 – STOCKHOLDERS’ DEFICIT (cont’d)

Issuances of Common Stock

During the quarter ended March 31, 2025, the Company issued 100,000 shares of common stock to Paul Rogers as a stock grant (Grant No. 2020.06) for professional services at $.50 a share.

On October 1, 2024, Randy Ullrich, the Company’s Chief Technical Officer, was granted 2.5 million shares of common stock. The shares vest at 500,000 shares per year for 5 years with initial vesting on October 1, 2025.

During the quarter ended December 31, 2024, the Company issued 10,000 shares of common stock to Kenneth Yale who exercised his warrant and purchased 10,000 shares at $.50 a share for $5,000 in cash.

During the quarter ended December 31, 2024, the Company issued 10,000 shares of common stock to Frank C. Cigrang who exercised his warrant and purchased 10,000 shares at $.50 a share for $5,000 in cash.

During the quarter ended December 31, 2024, the Company issued 100,000 shares of common stock to Scott Krivis who exercised his warrant and purchased 100,000 shares at $.50 a share for $50,000 in cash.

During the quarter ended December 31, 2024, the Company issued 100,000 shares of common stock to Antero Tarvudd who exercised his warrant and purchased 100,000 shares at $.50 a share for $50,000 in cash.

During the quarter ended December 31, 2024, the Company issued 5,000 shares of common stock to Joe & Michele Henkelman who exercised their warrant and purchased 5,000 shares at $.50 for $2,500 in cash.

During the quarter ended December 31, 2024, the Company issued 5,000 shares of common stock to Insurance & Retirement Solutions who exercised their warrant and purchased 5,000 shares at $.50 a share for $2,500 in cash.

During the quarter ended September 30, 2024, the Company issued 50,000 shares of common stock to Douglas R. Hansen who exercised his warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended September 30, 2024, the Company issued 1,000,000 shares of common stock to Peter D’Arruda as a stock grant (Grant No. 2020.05) for professional services.

During the quarter ended September 30, 2024, the Company issued 9,000 shares of common stock to Syed Haque who exercised their warrant and purchased 9,000 shares at $.50 a share in cash.

F-32

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 10 – STOCKHOLDERS’ DEFICIT (cont’d)

During the quarter ended June 30, 2024, the Company issued 200,000 shares of common stock to John Holehouse who exercised their warrant and purchased 200,000 shares at $.50 a share in cash.

During the quarter ended June 30, 2024, the Company issued 25,000 shares of common stock to Emery Pelletier who exercised their warrant and purchased 25,000 shares at $.50 a share in cash.

During the quarter ended June 30, 2024, the Company issued 300,000 shares of common stock to Peter D’Arruda Marketing stock compensation which was approved by the Board in August, 2023.

During the quarter ended June 30, 2024, the Company issued 26,750 shares of common stock to for convertible note issued to Mayo Woodward with a value of $25,000 plus accrued interest of $1,750.

During the quarter ended June 30, 2024, the Company issued 26,750 shares of common stock to for convertible note issued to Mayo Woodward with a value of $25,000 plus accrued interest of $1,750.

During the quarter ended June 30, 2024, the Company issued 50,000 shares of common stock to Michael Bachmannn who exercised their warrant and purchased 50,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2024, the Company issued 100,000 shares of common stock to Paul Rogers as a stock grant (Grant No. 2020.06) for professional services.

During the quarter ended March 31, 2024, the Company issued 10,000 shares of common stock to Syed Haque who exercised their warrant and purchased 10,000 shares at $.50 a share in cash.

During the quarter ended March 31, 2024, the Company issued 5,350 shares of common stock to for convertible note issued to Johnny C Anderson with a value of $5,000 plus accrued interest of $350.

F-33

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 10 – STOCKHOLDERS’ DEFICIT (cont’d)

Issuance of Series A Preferred Stock

During the quarter ended December 31, 2019, the Company issued 1,500,000 shares of Series A Preferred Stock to Alpha Consulting Group for consulting services at $.10 a share. Each share converts to common stock at a 10:1 ratio and allows the holder to 20 votes for each share.

During the quarter ended December 31, 2019, the Company issued 1,500,000 shares of Series A Preferred Stock to AKNM Irrevocable Trust for consulting services at $.10 a share. Each share converts to common stock at a 10:1 ratio and allows the holder to 20 votes for each share.

F-34

RIDEPAIR INC.

NOTES TO THE FINANCIAL STATEMENTS

Three and Six months ended March 31, 2025 and 2024

NOTE 11 – SUBSEQUENT EVENTS

On April 22, 2025, RidePair received $250,000 loan from the Company’s related RidePair Programming under the terms the master revolving note (as amended) outlined in Note 9.

On July 11, 2025, RidePair received an additional $100,000 loan from the Company’s related RidePair Programming under the terms the master revolving note (as amended) outlined in Note 9.

F-35

PART III — EXHIBITS

Index to Exhibits

Exhibit	Description
2.1	Certificate of Incorporation (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated January 13, 2025)

2.2	Amended and Restated Certificate of Incorporation (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated January 13, 2025)

2.3	Amended and Restated Bylaws adopted April 22, 2025 (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated April 22, 2025)

2.5	Series B 10% Convertible Preferred Stock Certificate of Designation as filed with the Delaware Secretary of State on June 5, 2025 (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated June 9, 2025)

3.1	Securities Purchase Agreement November 2022 for Promissory Notes (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

3.2	Convertible Promissory Note November 2022 (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

3.3	Common Stock Purchase Warrant Agreement (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

3.4	Convertible Promissory Note 2025 (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

3.5+	Amended and Restated Master Revolving Note between the Company and Ridepair Programming, LLC dated August 6, 2025 (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated August 7, 2025)

3.6+	Employment Agreement between the Company and Deborah Kenney (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

3.7+	Restricted Stock Grant Award to Peter D’Arruda dated August 21, 2020 (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated August 7, 2025)

4.1	Form of Subscription Agreement for Series B 10% Convertible Preferred Stock (previously filed with the Securities and Exchange Commission with the Registrant’s Offering Circular on Form 1-A dated August 7, 2025)

11.1*	Consent of Silvestre Law Group, P.C. (included in the opinion filed as Exhibit 12.1)

11.2*	Consent of Victor Mokuolu, CPA, PLLC

12.1*	Legal Opinion of Silvestre Law Group, P.C.

99.1	Code of Ethics and Business Conduct (previously filed with the Securities and Exchange Commission with the Registrant’s Registration Statement on Form 1-A dated January 13, 2025)

+	Management contract or compensatory plan or arrangement.
*	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 11, 2025.

(Exact name of issuer as specified in its charter):	RidePair Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Deborah Kenney
Deborah Kenney, Chief Executive Officer and President

(Date): September 11, 2025

By (Signature and Title):	/s/ Marilu Brassington
Marilu Brassington, Chief Financial Officer, Principal Accounting Officer

(Date): September 11, 2025

SIGNATURES OF DIRECTORS:

/s/ Deborah Kenney	September 11, 2025
Deborah Kenney, Chairman	Date

/s/ Peter J. D’Arruda	September 11, 2025
Peter J. D’Arruda, Director	Date

III-2